UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Swift Transportation Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2015

To our stockholders:

We cordially invite you to attend the 2015 annual meeting of Swift’s stockholders. The meeting will take place at the corporate offices of the Company which are located at 2200 S. 75th Ave., Phoenix, Arizona 85043, on Friday, May 8, 2015, at 9:00 a.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

(1)	Elect the six nominees named in the attached proxy statement as directors of Swift;

(2)	Vote (on an advisory basis) to approve the compensation of Swift’s named executive officers;

(3)	Ratify the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the fiscal year 2015;

(4)	Vote on stockholder proposal to develop recapitalization plan; and

(5)	Transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 18, 2015 may vote at the meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors,

Virginia Henkels

Chief Financial Officer and Secretary

Date: April 2, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2015

The Company’s proxy statement for the 2015 annual meeting of stockholders and its Annual Report to stockholders for the fiscal year ended December 31, 2014 are available at www.swifttrans.com.

PROXY STATEMENT

SWIFT TRANSPORTATION COMPANY

2200 South 75th Avenue

Phoenix, Arizona 85043

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 8, 2015

The Board of Directors (the “Board”) of Swift Transportation Company (the “Company” or “Swift”, “we, “our”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2015 Annual Meeting of Stockholders (“Annual Meeting”). The meeting will take place at the corporate offices of the Company which are located at 2200 S. 75th Ave., Phoenix, Arizona 85043, on Friday, May 8, 2015, at 9:00 a.m. local time. At the meeting, stockholders will vote on (i) the election of the six directors named in this proxy statement, (ii) an advisory approval of the compensation of Swift’s named executive officers; (iii) the ratification of KPMG LLP as Swift’s independent registered public accounting firm for the fiscal year 2015; and (iv) a stockholder proposal to develop a recapitalization plan. Stockholders also will consider any other matters that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card, by voting electronically on the Internet or by telephone), you authorize Richard Stocking, Swift’s President, and Virginia Henkels, Swift’s Executive Vice President, Chief Financial Officer (“CFO”) and Secretary, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

Swift’s Annual Report to Stockholders for the fiscal year ended December 31, 2014, which includes the Company’s fiscal 2014 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about April 2, 2015.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

When and Where is the Annual Meeting?

Date:	Friday, May 8, 2015
Time:	9:00 a.m., Local Time
Location:	Swift Corporate Offices 2200 S. 75th Ave. Phoenix, Arizona 85043

What Matters will be Voted upon at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•

Vote upon a proposal to elect nominees Jerry Moyes, Richard H. Dozer, David Vander Ploeg, Glenn Brown, José A. Cárdenas and William F. Riley, III as directors to hold office for a term of one year, expiring at the close of the Annual Meeting of Stockholders in 2016 or until their successors are duly elected and qualified or until their earlier resignation or removal.

•	Vote (on an advisory basis) to approve the compensation of Swift’s named executive officers.

•	Vote upon a proposal to ratify the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the 2015 calendar year.

•	Vote on a stockholder proposal to develop a recapitalization plan.

•	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

What Constitutes a Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

What if a Quorum is not Present at the Annual Meeting?

If a quorum is not present at the meeting, the holders of a majority of voting power of the shares (but in any event not less than one-third of such shares) of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Who is Entitled to Vote?

Only stockholders of record of Swift’s common stock at the close of business on March 18, 2015, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

•	directly by the stockholder of record, and

•	beneficially through a broker, bank or other nominee.

Each share of our Class A common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting. Each share of our Class B common stock will be entitled to two votes on all matters submitted for a vote at the Annual Meeting.

As of the record date, there were 91,464,102 shares of our Class A common stock issued and outstanding and entitled to be voted at the Annual Meeting and 50,991,938 shares of our Class B common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the Difference between Holding Shares as a “Registered Owner” and a “Beneficial Owner”?

Most of Swift’s Class A stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•

Registered Owners — If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•

Beneficial Owners — If your shares are held in a brokerage account, bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What is a Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the nominee on how to vote, and (ii) the nominee lacks discretionary voting power to vote on such issues.

Under the rules of the New York Stock Exchange (“NYSE”), as discussed above, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

What is the Effect of not Casting your Vote?

Under the rules of the NYSE, a record holder does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. Other than the proposal to ratify the appointment of KPMG LLP (“KPMG”), all of the proposals are considered non-routine matters. Therefore, your shares will not be voted without your specific instructions. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (Proposal 1), the advisory vote to approve the compensation of Swift’s named executive officers (Proposal 2),or the vote on the stockholder proposal to develop a recapitalization plan (Proposal 4), no votes will be cast on your behalf. Your record holder will, however, continue to have the ability to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3).

What Stockholder Approval is Necessary for Approval of the Proposals?

Election of Directors (Proposal 1)

Each director shall be elected by a vote of the majority of votes cast with respect to that director. This means that a director must receive more “for” than “withheld” votes with respect to that director. However, if the number of nominees is greater than the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

Advisory Vote to Approve the Compensation of Swift’s Named Executive Officers (Proposal 2)

Approval of this resolution requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Ratification of the Appointment of KPMG as Swift’s Independent Registered Public Accounting Firm (Proposal 3)

The ratification of the Audit Committee’s appointment of KPMG LLP as Swift’s independent registered public accounting firm for the fiscal year 2015 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. Stockholder ratification is not required for the appointment of Swift’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

Vote on Shareholder Proposal to Develop a Recapitalization Plan (Proposal 4)

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

May I Vote my Shares in Person at the Annual Meeting?

If you are the registered owner of shares of Swift’s common stock on the record date, you have the right to vote your shares in person at the Annual Meeting.

If you are the beneficial owner of shares of Swift’s common stock on the record date, you may vote these shares in person at the Annual Meeting if you have requested a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting. You will need to complete such legal proxy and present it to Swift at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I Vote my Shares without Attending the Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement, or by using the internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the internet and telephone voting systems are on the proxy card. The internet and telephone voting systems will be available until 11:59 p.m. Mountain Standard Time on Thursday, May 7, 2015 (the day before the Annual Meeting).

If you are the beneficial owner of shares held in street name, you should instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

How will my Proxy be Voted?

Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. Richard Stocking and Virginia Henkels are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1)	FOR the election of the six nominees for director named in this proxy statement;

(2)	FOR the resolution approving, on an advisory basis, the compensation of Swift’s named executive officers;

(3)	FOR the ratification of the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the 2015 calendar year;

(4)	AGAINST the stockholder proposal to develop a recapitalization plan; and

(5)	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

May I Revoke my Proxy and Change my Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

•	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy);

•	giving notice of your changed vote to us in writing mailed to the attention of Virginia Henkels, Corporate Secretary, at our executive offices;

•	attending the Annual Meeting and giving oral notice of your intention to vote in person; or

•	re-voting by telephone or internet.

You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

Will my Vote be Kept Confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Who Will Pay the Costs of Soliciting Proxies?

Swift will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Swift will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

What Other Business Will be Presented at the Annual Meeting?

As of the date of this proxy statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, Richard Stocking and Virginia Henkels will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

Where can I Find the Voting Results of the Annual Meeting?

Swift intends to report voting results of the Annual Meeting on Form 8-K within four business days after the Annual Meeting.

What Should I do if I Receive More than One Set of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

Who can Help Answer my Questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please call the Corporate Secretary at 1-800-800-2200, extension 9073574 or email the Corporate Secretary at ginnie_henkels@swifttrans.com. In addition, information regarding the Annual Meeting is available via the Internet at our website, www.swifttrans.com.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Documents

In furtherance of its goals of providing effective governance of Swift’s business and affairs for the long-term benefit of stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, the Board has adopted Corporate Governance Guidelines, charters for each of its Board committees, and a Code of Business Conduct and Ethics for directors, officers and employees of the Company. Each of these documents is available in the corporate governance section of the Investor Relations page of our Web site at www.swifttrans.com. Each of these documents is available free of charge on our website or to receive a copy, you may also write to Swift Transportation Company, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043.

Risk Management and Oversight

Our full Board oversees our risk management process. Our Board oversees a company-wide approach to risk management, carried out by our management. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial risks and is responsible for overseeing potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Composition of Board and Board Leadership Structure

Our Board currently consists of six members, Jerry Moyes, Richard H. Dozer, David Vander Ploeg, Glenn Brown, José A. Cárdenas and William F. Riley III, all of whom other than Mr. Moyes and Mr. Riley qualify as independent directors under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board requires the separation of the offices of the Chairman of our Board and our Chief Executive Officer (“CEO”). Currently, our independent Chairman of the Board is Richard H. Dozer. William Post, our former Chairman of the Board until his retirement, was also an independent director. Our Board will be free to choose the Chairman in any way that it deems best for us at any given point in time, provided that the Chairman may not be our CEO or any other employee of Swift. Mr. Dozer is not an employee of the Company nor does Mr. Dozer have any other affiliations with the Company, thereby qualifying Mr. Dozer as an independent director for service as our Chairman of the Board. If the Chairman of the Board is not an independent director, our Board’s independent directors will designate one of the independent directors on the Board to serve as lead independent director. In addition, so long as our CEO is a permitted holder or an affiliated person (as defined in our certificate of incorporation), the Chairman of our Board must be an independent director. The duties of the Chairman, or the lead independent director if the Chairman is not independent, include:

•	presiding at all executive sessions of the independent directors;

•	presiding at all meetings of our Board and the stockholders (in the case of the lead independent director, where the Chairman is not present);

•	coordinating the activities of the independent directors;

•	preparing Board meeting agendas in consultation with the CEO and lead independent director or Chairman, as the case may be, and coordinating Board meeting schedules;

•	authorizing the retention of outside advisors and consultants who report directly to the Board;

•	requesting the inclusion of certain materials for Board meetings;

•	consulting with respect to, and where practicable receiving in advance, information sent to the Board;

•	collaborating with the CEO and lead independent director or Chairman, as the case may be, in determining the need for special meetings;

•	in the case of the lead independent director, acting as liaison for stockholders between the independent directors and the Chairman, as appropriate;

•	communicating to the CEO, together with the chairman of the Compensation Committee, the results of the Board’s evaluation of the CEO’s performance;

•

responding directly to stockholder and other stakeholder questions and comments that are directed to the Chairman of the Board, or to the lead independent director or the independent directors as a group, as the case may be; and

•	performing such other duties as our Board may delegate from time to time.

In the absence or disability of the Chairman, the duties of the Chairman (including presiding at all meetings of our Board and the stockholders) shall be performed and the authority of the Chairman may be exercised by an independent director designated for this purpose by our Board. The Chairman of our Board (if he or she is an

independent director) or the lead independent director, if any, may only be removed from such position with the affirmative vote of a majority of the independent directors and only for the reasons set forth in our By-laws, including a determination that the Chairman, or lead independent director, as the case may be, is not exercising his or her duties in the best interests of Swift and our stockholders.

Board Diversity

As reflected in the director biographies, the Board prefers a mix of background and experience among its members. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust, yet mutually respectful, deliberation that occurs at Board and committee meetings.

Board Meetings

The Board held eight meetings during the 2014 calendar year. All then incumbent directors attended all of the Board meetings in 2014 and all directors attended at least 75% of the aggregate of the Board and committee meetings on which they sit.

Director Attendance at Annual Meeting

All four of our then incumbent directors attended Swift’s 2014 Annual Meeting of Stockholders. Directors are invited and encouraged to attend the Company’s annual meeting of stockholders.

Board Committees

As a result of Jerry Moyes and Vickie Moyes, his wife, jointly with Mr. Moyes, controlling a majority of the vote of our voting common stock, we qualify as a “controlled company” within the meaning of the corporate governance listing standards of the NYSE. As such, we have the option to elect not to comply with certain of such listing standards. However, consistent with our goal to implement strong corporate governance standards, we do not currently, and do not intend to, elect to be treated as a “controlled company” under the rules of the NYSE.

Our Board has an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which is composed entirely of independent directors, each of whom is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act, and an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code.

Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may from time to time establish other committees.

Current committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard H. Dozer (Chairman)	David Vander Ploeg (Chairman)	Glenn Brown (Chairman)
José A. Cárdenas	José A. Cárdenas	Richard H. Dozer
David Vander Ploeg	Richard H. Dozer	David Vander Ploeg
Glenn Brown	Glenn Brown	José A. Cárdenas

Audit Committee

The Audit Committee held thirteen meetings in 2014. The Audit Committee performs the following functions:

•

reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our management and independent registered public accounting firm;

•	reviews our financial risk and control procedures, compliance programs, and significant tax, legal, and regulatory matters;

•

has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance, and set clear policies for our hiring of employees or former employees of the independent registered public accounting firm;

•	regularly reviews matters and monitors compliance with procedures with Swift’s internal audit department and oversees performance of the internal audit department;

•	oversees investigation and resolution of complaints submitted under Swift’s Whistleblower policy;

•	administers our related party transactions policy and evaluates related party transactions submitted for approval;

•	regularly meets with management, internal auditors, the independent auditors and the Board in executive session; and

•	annually reviews the Audit Committee Charter for compliance with the duties and responsibilities set forth therein.

The Board has determined that Richard H. Dozer and David Vander Ploeg are audit committee financial experts as such term is defined in Item 407(d)(5) of Regulation S-K, promulgated by the Securities and Exchange Commission (“SEC”). The Board has also determined that all members of the Audit Committee satisfy the independence standards of the NYSE listing standards and the SEC requirements and possess the requisite knowledge in financial matters to sit as a member of the Audit Committee.

Compensation Committee

The Compensation Committee held nine meetings in 2014. The Compensation Committee performs the following functions:

•	evaluates the performance of, determines, approves and recommends to the Board the base salary, cash incentives and annual equity awards for the Chief Executive Officer and the President;

•	annually reviews corporate goals and objectives relevant to the compensation of our other executive officers and evaluates performance in light of those goals and objectives;

•	approves base salary and other compensation of our other executive officers;

•	approves and recommends to the Board annual equity awards for the executive officers;

•

adopts, oversees, and periodically reviews the operation of all of Swift’s equity-based employee (including management and director) compensation plans and incentive compensation plans, programs and arrangements, including grants of restricted stock units, performance units and stock options and other perquisites and fringe benefit arrangements;

•	annually reviews the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws;

•	annually reviews the Company’s cash and equity incentive performance goals and objectives and certifies whether such goals were met;

•	reviews with management the Compensation Discussion and Analysis (“CD&A”) for inclusion in the Proxy Statement filed with the SEC; and

•	annually reviews the Compensation Committee Charter for compliance with the duties and responsibilities set forth therein.

The Board has determined that all members of the Compensation Committee satisfy the independence listing standards of the NYSE and applicable SEC requirements. All members of the Compensation Committee qualify as “nonemployee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held four meetings in 2014. The Nominating and Corporate Governance Committee performs the following functions:

•	identifies, screens, and recommends qualified candidates to the Board for Board membership;

•	develops and reviews corporate governance guidelines adopted by the Board;

•	advises the Board with respect to the Board composition, diversity, procedures and committees;

•	evaluates director nominee recommendations proposed by stockholders;

•	oversees the evaluation of the Board and management;

•	monitors compliance with the Company’s securities trading policy;

•	recommends individuals to the Board for election by the stockholders or appointment by the Board; and

•	annually reviews the Nominating and Corporate Governance Committee Charter for compliance with the duties and responsibilities set forth therein.

The Board has determined that all members of the Nominating and Corporate Governance Committee satisfy the independence listing standards of the NYSE.

Corporate Governance Policy

Our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. A copy of these guidelines has been posted on our website, www.swifttrans.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	directors are responsible for attending Board meetings and meetings of committees on which they serve and to review in advance of meetings material distributed for such meetings;

•

the Board’s principal responsibility is to oversee and direct our management in building long-term value for our stockholders and to assure the vitality of Swift for our customers, clients, employees, and the communities in which we operate;

•

at least two-thirds of the Board shall be independent directors, and other than our CEO and up to one additional non-independent director, all of the members of our Board will be independent directors;

•	our Nominating and Corporate Governance Committee is responsible for nominating members for election to our Board and will consider candidates submitted by stockholders;

•	our Board believes that it is important for each director to have a financial stake in Swift to help align the director’s interests with those of our stockholders;

•

although we do not impose a limit to the number of other public company boards on which a director serves, our Board expects that each member be fully committed to devoting adequate time to his or her duties to Swift;

•	the independent directors will meet in executive session on a regular basis, but not less than quarterly;

•	each of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must consist solely of independent directors;

•

new directors should participate in an orientation program and all directors are encouraged to attend, at our expense, continuing educational programs to further their understanding of our business and enhance their performance on our Board; and

•	our Board and its committees should sponsor annual self-evaluations to determine whether members of the Board are functioning effectively.

In addition, our governance guidelines include a resignation policy requiring sitting directors to tender resignations if they fail to obtain a majority vote in uncontested elections.

Nomination of Director Candidates

The Nominating and Corporate Governance Committee will consider recommendations for director nominations proposed by stockholders. To recommend a prospective director candidate for the Nominating and Corporate Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, and other relevant biographical information in writing to: Swift Transportation Company, Nominating and Corporate Governance Committee, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043. Swift’s By-laws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals” in this Proxy Statement.

The Board is responsible for recommending director candidates for election by the stockholders and for appointing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates and recruits qualified director candidates and recommends them to the Board. The Nominating and Corporate Governance Committee considers potential candidates for director, who may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm or other sources.

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is necessary or advisable, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a potential director candidate, including interviewing the candidate, engaging an outside firm to gather additional information about the candidate and making inquiries of persons with knowledge of the candidate’s qualifications and character. In its evaluation of potential director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee considers the current size, composition and needs of the Board and each of its committees.

Majority-Voting Standard for Director Elections

Swift’s By-laws require that we use a majority-voting standard in uncontested director elections and have a resignation requirement for directors who fail to receive the required majority vote. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “withheld” for his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for re-election at the annual meeting has tendered an irrevocable resignation from the Board that will take effect if (i) the director does not receive more votes cast “for” than “withheld” for his or her election at the annual meeting, and (ii) the Board accepts the resignation.

Business Code of Ethics

The Audit Committee and our Board have adopted a Business Code of Ethics (within the meaning of Item 406(b) of Regulation S-K) that applies to our Board, CEO, President, CFO, Controller, and such other persons designated by our Board or an appropriate committee thereof. The Board believes that these individuals must set an exemplary standard of conduct for us, particularly in the areas of accounting, internal accounting control, auditing, and finance. The Business Code of Ethics sets forth ethical standards the designated officers must adhere to. The Business Code of Ethics is posted on our website at www.swifttrans.com.

Executive Sessions of Non-Management Directors

Non-management Board members met without management present at least four times last year in executive sessions. At least four times per year, such meetings include only the independent members of the Board. The Chairman of the Board presides over meetings of the non-employee and independent and non-independent directors.

Stock Trading Policy

The Company has a securities trading policy (“STP”) that sets forth the terms, conditions, timing, limitations and prohibitions with respect to employee trading in Company stock. All directors, named executive officers (“NEOs”) and specified restricted individuals (“Covered Persons”) are required to obtain approval from the Company compliance officers prior to engaging in any stock transaction and all employees are prohibited from engaging in any puts, calls or short selling of Company stock. In the case of the CEO and the compliance officers, additional approval is required from the Chairman of the Board. The STP sets forth the trading window periods for Section 16 filers and specified Covered Persons provided; however, any open trading window notwithstanding, no employee is permitted to trade in Company stock while in possession of material non-public information.

Included in the STP is a limitation on the pledging of stock on margin. As drafted and disclosed at the time of our IPO, the STP allowed any employee including members of the Board of directors and officers of the Company to pledge up to 20% of their family stock holdings for margin loans. Family holdings are defined as including trusts or any affiliated entity for the benefit of a senior executive officer, director or compliance officer or his/her family members. In July 2013, the Nominating and Governance Committee and the Board approved revisions to the STP which provide for further limitations on the pledging of stock on margin. Effective July 1, 2014, the limitation on pledging on margin was reduced to and is currently set at 15%, and effective July 1, 2015, the limitation on pledging on margin will be reduced to 10%.

Any request to pledge Swift stock must be submitted to the compliance officers of the Company for approval. In the case of our CEO, the approval of the Chief Financial Officer, General Counsel and the independent chairman of the Board of Directors is also required and it has been our practice to review any pledge on margin transaction submitted by our CEO with all the independent members of the Board of Directors. We believe this extra layer of approval is more extensive than similar policies at other companies.

As set forth herein under the heading Security Ownership of Certain Beneficial Owners, the total stock holdings of our CEO, Jerry Moyes (“Moyes’ Holdings”), totals approximately 53.6 million shares of Company stock. As of March 18, 2015 approximately 8.0 million or 14.8% of such shares are pledged for margin loans.

In addition to the above described pledges on margin, contemporaneous with and disclosed during the IPO, Mr. Moyes and certain affiliates also entered into a mandatory exchange trust (“2010 METS”) in connection with obtaining a personal loan. The 2010 METS was a three (3) year term loan collateralized with 23.8 million shares of non-trading Class B stock. Since this is non-trading Class B stock and not subject to margin calls, it is not stock that is considered “pledged on margin” for purposes of and within the meaning of the Company’s STP, therefore it is not, and was not intended at the time of the Company’s IPO to be, included in the calculation of the original 20% limitation on margin pledging in the STP as now revised to a 15% limitation on margin pledging. Given the 2010 METS transaction was independent of, but coincident with the establishment of the STP, both of these items were separately addressed and disclosed publicly during and after the IPO. Since the 2010 METS naturally expired on December 31, 2013, Mr. Moyes replaced the 2010 METS with a substantially similar transaction described below which has two maturities in January and July of 2016 relative to variable amounts of stock or cash that can be used to satisfy the obligation. On October 29, 2013, an affiliate of Mr. Moyes (“M Capital II”) entered into a variable prepaid forward contract (the “VPF Contract”) with Citibank, N.A. (“Citibank”) that was intended to facilitate settlement of and replace the 2010 METS. This transaction (the “VPF Transaction”) effectively replaced the 2010 METS with the VPF Contract and allowed the parties to the 2010 METS transaction to satisfy their obligations under the 2010 METS (as contemplated by their terms) without reducing the number of shares owned by Mr. Moyes and his affiliates. In connection with the VPF Transaction, 25,994,016 shares of Class B Common Stock are collateralized in favor of Citibank to secure M Capital II’s obligations under the VPF Contract. As these shares are not pledged to secure a loan on margin, they are not subject to the STP pledging on margin limitation discussed above.

Communications with Directors by Stockholders

Stockholders and other interested parties may communicate directly with any member or committee of the Board by writing to: Swift Transportation Company Board of Directors, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043. Please specify to whom your letter should be directed. The Corporate Secretary of Swift will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board. Board members may at any time review a log of all correspondence received by Swift that is addressed to Board members and request copies of any such correspondence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee, Messrs. Vander Ploeg, Dozer, Brown, and Cárdenas is an officer or employee of Swift or was formerly an officer or employee of Swift. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. During fiscal 2014, none of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

RELATIONSHIPS AND RELATED TRANSACTIONS

Overview

We have in place a written Related Party Transaction Policy regarding the review and approval of all transactions between Swift and any of our executive officers, directors, and their affiliates. The policy may only be amended by an affirmative vote of a majority of our independent directors, including the affirmative vote of the Chairman of our Board if the Chairman is an independent director, or the lead independent director if the Chairman is not an independent director.

Prior to entering into the related person transaction, the related person must provide written notice to our legal department and our CFO describing the facts and circumstances of the proposed transaction.

If our legal department determines that the proposed transaction is permissible, unless such transaction is required to be approved by our Board under our certificate of incorporation or any indenture or other agreement, the proposed transaction will be submitted for consideration to our Audit Committee (exclusive of any member related to the person effecting the transaction) at its next meeting or, if not practicable or desirable, to the chair of the Audit Committee for prompt submission to all members of the Audit Committee for review and determination.

The Audit Committee or chair will consider the relevant facts and circumstances, including but not limited to: the benefits to the Company; the impact on a director’s independence; the availability of other sources for comparable products or services; the terms of the transaction; and the arms’ length nature of the arrangement. The Audit Committee will approve only those transactions that are in, or are not inconsistent with, the best interests of us and our stockholders.

In addition, our amended and restated certificate of incorporation provides that for so long as (1) Jerry Moyes, Vickie Moyes, and their respective estates, executors, and conservators, (2) any trust (including the trustee thereof) established for the benefit of Mr. Moyes, Ms. Moyes, or any children (including adopted children) thereof, (3) any such children upon transfer from Mr. Moyes or Ms. Moyes, or upon distribution from any such trust or from the estates of Mr. Moyes or Ms. Moyes, and (4) any corporation, limited liability company, or partnership, the sole stockholders, members, or partners of which are referred to in (1), (2), or (3) above, or collectively, the “Permitted Holders”, hold in excess of 20% of the voting power of Swift, Swift shall not enter into any contract or transaction with any Permitted Holder or any Moyes-affiliated entities unless such contract or transaction shall have been approved by either (i) at least 75% of the independent directors, including the affirmative vote of the Chairman of our Board if the Chairman is an independent director, or the lead independent director if the Chairman is not an independent director or (ii) the holders of a majority of the outstanding shares of Class A common stock held by persons other than Permitted Holders or any Moyes-affiliated entities. “Independent director” means a director who is not a Permitted Holder or a director, officer, or employee of any Moyes-affiliated entity and is “independent,” as that term is defined in the listing rules of the NYSE as such rules may be amended from time to time.

Transactions with Moyes-Affiliated Entities

We provide and receive freight services, facility leases, equipment sales, air transportation services and other miscellaneous services, including repair and employee services to and from several companies controlled by and/or affiliated with Mr. Moyes. Competitive market rates based on local market conditions are used for such services and facility leases.

The rates we charge for freight services to each of these companies for transportation services are market rates, which are comparable to what we charge third-party customers. The transportation services we provide to affiliated entities provide us with an additional source of operating revenue at our normal freight rates.

Other services that we received from Moyes-affiliated entities included employee services provided by Compensi supplying personnel administrative services to IEL. The rates IEL pays for such employee-related administrative services reflect market rates. Other payments we make to and receive from Moyes-affiliated entities include fuel tank usage, executive air transport, and miscellaneous repair services. Unless noted below, these relationships and transactions continue in fiscal 2015.

Central Freight Lines, Inc.

Swift contracts with Central Freight Lines, Inc. (“Central Freight”) for certain limited freight transportation services and facility leases. For the year ended December 31, 2014, the only interests of Mr. Moyes in Central

Freight were: (i) as a guarantor on certain equipment leases of Central Freight; and (ii) as an owner of Southwest Premier Properties (“SWPP”), a company that leases property to Central Freight. Transportation services received from Central Freight represent LTL (less-than-truckload) freight services rendered to haul parts and equipment to Company shop locations. The rates paid to Central Freight for these loads are comparable to market rates charged by other non-affiliated LTL carriers. The rates the Company charges for freight services to Central Freight for transportation services are market rates, which are comparable to what it charges third-party customers. In addition to these freight transportation services, the Company also leases certain facilities or portions thereof from Central Freight either at or below market rates that would be charged by unrelated third parties for similar leases. For the year ended December 31, 2014, the services we provided to Central Freight included $25,000 for freight services, $0.8 million for facility leases, and $0.4 million for other items such as equipment sales, parts sales and repair services. For the same period, the services we received from Central Freight included $24,000 for freight services and $0.4 million for facility leases. The prices charged to Central Freight for freight services were market rates for the year and condition of the trailers. Swift (through IEL) also leases tractors to certain owner operators that haul freight for Central Freight. As an administrative accommodation to these owner operators, Central Freight deducts the lease payments due to Swift from the service fees otherwise payable by Central Freight to the owner operators. Central Freight then remits these withheld lease payments to Swift. As of December 31, 2014, the total amount owed to us by Central Freight for all services was $93,000.

Compensi Services (f/k/a Transpay, Inc.)

Compensi Services (“Compensi”), which is partially owned by Mr. Moyes, provides Interstate Equipment Leasing, LLC (“IEL”), a subsidiary of Swift, third party payroll and benefit administration services. For the year ended December 31, 2014, IEL paid Compensi $12,500 for these services. As of December 31, 2014, the Company had no outstanding balance owing to Compensi for these services. Compensi also leases facility space from the Company. As of December 31, 2014, Compensi paid the Company $20,000 for leased space. The rates the Company charged for such leased space to Compensi were market rates, which were comparable to what it charges third-party lessees.

Swift Aircraft Management

Swift Aircraft Management is owned by Mr. Moyes and provides the Company with use of corporate jet charter services for business related travel. For the year ended December 31, 2014, the Company paid $0.7 million for air transportation services provided by Swift Aircraft Management. The rates charged to the Company are at rates generally more favorable than would be available to the Company for similar services charged by unaffiliated third party companies.

Other Affiliated Entities

Mr. Moyes is the principal stockholder of SME Industries, Inc., a steel manufacturing company (“SME”), and Southwest Premier Properties (“SWPP”), a real property leasing company. For the year ended December 31, 2014, we provided freight services to SME totaling $185,000 of which $14,800 remained outstanding as of December 31, 2014. For the year ended December 31, 2014, we paid SWPP $230,000 for facility leases. The rates charged to SME were market rates, which were comparable to what we charge third-parties for similar freight services. The rates charged to the Company by SWPP are at rates generally more favorable than would be available to the Company for similar leases charged by unaffiliated third party companies.

Transactions with Board Member William F. Riley, III Affiliated Entities

The Company purchased parts and equipment used in the repair and maintenance of tractors and trailers totaling $184,000 from Thermo King West, Inc. and Thermo King Chesapeake, Inc.; companies owned by board of directors member William Riley III. This amount represents payments made after Mr. Riley’s addition to the board in July 2014. As of December 31, 2014, the Company had total payables of approximately $23,000 due to Thermo King West, Inc. and Thermo King Chesapeake, Inc.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Company’s By-laws provide that the number of directors shall not be less than one or more than fifteen, with the exact number to be fixed by the Board. Directors serve a term of one year from their election date to the annual meeting of stockholders. At least two-thirds of directors shall consist of persons who are not employees of the Company or of any subsidiary of the Company, provided that there shall not be at any time more than two directors who are employees of the Company.

Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting.

The stockholders of the Company elect at the annual meeting successors for directors whose terms have expired. The Board appoints members to fill new membership positions and vacancies in unexpired terms on the Board.

Our Board has nominated Jerry Moyes, Richard H. Dozer, David Vander Ploeg, Glenn Brown, José Cárdenas and William F. Riley III as directors to hold office for a term of one year, expiring at the close of the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Messrs. Moyes, Dozer, Vander Ploeg and Brown are incumbent directors standing for re-election. Messrs. Cárdenas and Riley were appointed to the Board of Directors in July 2014. Mr. Cárdenas was recommended for appointment to our Board of Directors by our former Chairman of the Board, William Post and our current Chairman of Board Richard Dozer and Mr. Riley was recommended for appointment to our Board of Directors by Jerry Moyes, our CEO and a current member of the Board of Directors. The Board believes that these directors are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below under the caption “Nominees for Director.”

If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR

EACH OF THE DIRECTOR NOMINEES LISTED HEREIN

Nominees for Director

If elected at the Annual Meeting, all terms expire in 2016.

Jerry Moyes

Mr. Moyes, 71, is CEO and a member of our Board. He served as CEO, President and Chairman of our Board from May 2007 when Mr. Moyes took the Company private, until an independent director was appointed as Chairman of the Board on December 16, 2010 in connection with our initial public offering. In 1966, Mr. Moyes formed Common Market Distribution Corp., which was later merged with Swift Transportation, which he also founded. In 1986, Mr. Moyes became Chairman of the Board, President, and CEO of Swift Transportation, positions he held until 2005. In October 2005, Mr. Moyes stepped down from his executive positions at Swift Transportation, although he continued to serve as a Board member. Mr. Moyes has a history of leadership and involvement with the transportation and logistics industry, such as serving as past Chairman and President of the Arizona Trucking Associations, board member and Vice President of the American Trucking Associations, and a board member of the Truckload Carriers Association. Also, Mr. Moyes is a highly regarded, frequently sought after speaker at logistics and transportation forums. Mr. Moyes’ experience, comprehensive knowledge of the transportation and logistics services industry and extensive perspective of our day-to-day operations provides essential insight and guidance to our Board. Mr. Moyes holds complete or significant ownership interest in, and serves as Chairman of the board of directors of, numerous other entities, including SME Industries, Southwest Premier Properties, and various commercial and residential real estate properties. Mr. Moyes previously held a majority ownership interest in, and served as Chairman of the Board and CEO for Central Refrigerated Transportation, Inc. (“Central Refrigerated”) and its subsidiaries until these entities were acquired by Swift Transportation on August 6, 2013. Mr. Moyes also served from September 2000 until April 2002 as Chairman of the Board of Simon Transportation Services, Inc. (“Simon Transportation”), a former publicly traded trucking company providing nationwide, predominantly temperature controlled, transportation services for major shippers. Mr. Moyes graduated from Weber State University in 1966 with a Bachelor of Science degree in business administration. The Weber State College of Education is named after Mr. Moyes.

Mr. Moyes was a member of the board of directors of the Phoenix Coyotes of the National Hockey League, or the NHL, from 2002 until 2009 and was the majority owner of the Phoenix Coyotes from September 2006 until November 2, 2009, when the assets of the team were purchased by the NHL out of a bankruptcy filed on May 5, 2009. The bankruptcy proceedings are winding down pursuant to the Second Amended Plan dated December 1, 2010 (D.E. 1339) approved by the Court pursuant to the Findings of Fact, Conclusions of Law and Order Confirming the Second Amended Plan entered February 24, 2011. On March 5, 2010, the NHL filed a complaint against Mr. Moyes in New York state court alleging breach of contract and aiding and abetting breach of fiduciary duty claims arising out of the bankruptcy filing and an attempt to sell the Coyotes without NHL consent. The NHL is claiming damages of at least approximately $60 million. The lawsuit has since been removed to federal court in New York and transferred to the bankruptcy court for the federal court in Arizona. Mr. Moyes has filed a motion to dismiss the NHL’s claims and is vigorously defending this action. In September 2005, the SEC filed a complaint in federal court in Arizona alleging that Mr. Moyes purchased an aggregate of 187,000 shares of Swift stock in May 2004 while he was aware of material non-public information. Mr. Moyes timely filed the required reports of such trades with the SEC, and voluntarily escrowed funds equal to his putative profits into a trust established by the Company. After conducting an independent investigation of such purchases and certain other repurchases made by Swift Transportation that year at Mr. Moyes’ direction under its repurchase program, Swift instituted a stricter insider trading policy and a pre-clearance process for all trades made by insiders. Mr. Moyes agreed, without admitting or denying any claims, to settle the SEC investigation and to the entry of a decree permanently enjoining him from violating securities laws, and paid approximately $1.5 million in disgorgement, prejudgment interest, and penalties.

Richard H. Dozer

Mr. Dozer, 57, has served as a director of Swift since April 2008. He is Chairman of the Board, Chairman of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Dozer is the retired Chairman of GenSpring Family Office — Phoenix where he served from May 2008 until January 2013. Prior to this role, Mr. Dozer served as principal of CDK Partners from 2006 until 2008. Mr. Dozer served as President of the Arizona Diamondbacks Major League Baseball team from its inception in 1995 until 2006, and Vice President and Chief Operating Officer of the Phoenix Suns National Basketball Association team from 1987 until 1995. Early in his career, he was an audit manager with Arthur Andersen and served as its Director of Recruiting for the Phoenix, Arizona office. Mr. Dozer holds a Bachelor of Science degree in business administration — accounting from the University of Arizona and is a former certified public accountant. Mr. Dozer currently serves on the boards of directors of Blue Cross Blue Shield of Arizona, Apollo Education Group and Viad Corporation where he is Chairman of the Board. Mr. Dozer is presently or has previously served on many boards, including Teach for America — Phoenix, Greater Phoenix Valley of the Sun Convention and Visitor’s Bureau, Greater Phoenix Leadership, Greater Phoenix Economic Council, ASU Dean’s Council of 100, Arizona State University MBA Advisory Council, Valley of the Sun YMCA, Nortrust of Arizona, and others. Mr. Dozer’s qualifications to serve on our Board include his experience serving as a director of Viad Corporation, a publicly traded company and his service as the former chair of the audit committee of Blue Cross Blue Shield of Arizona. Mr. Dozer also has financial experience from his audit manager position and other positions with Arthur Andersen from 1979 to 1987. In addition, Mr. Dozer has long-standing relationships within the business, political, and charitable communities in the State of Arizona.

David Vander Ploeg

Mr. Vander Ploeg, 56, has served as a director of Swift since September 2009. He is the Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Governance Committee. Mr. Vander Ploeg is the retired Executive Vice President and CFO of School Specialty, Inc. (“School Specialty”), where he served from April 2008 until December 31, 2013. In January 2013, School Specialty filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Prior to that role, Mr. Vander Ploeg spent 24 years at Schneider National, Inc., a provider of transportation and logistics services, and was Executive Vice President — CFO from 2004 until his departure in 2007. Prior to joining Schneider National, Inc., Mr. Vander Ploeg was a senior auditor for Arthur Andersen. Mr. Vander Ploeg holds a Bachelor of Science degree in accounting and a Master’s degree in business administration from the University of Wisconsin-Oshkosh. Mr. Vander Ploeg currently serves on the boards of directors of Energy Bank, Inc. and Bellin Psychiatric Hospital. He is a past board member at Dutchland Plastics and a member of the American Institute of Certified Public Accountants and the Wisconsin Institute of Certified Public Accountants. Mr. Vander Ploeg’s qualifications to serve on our Board include his 24-year career at Schneider National, Inc., where he advanced through several positions of increasing responsibility and gained extensive experience in the transportation and logistics services industry. His involvement with a public company board at School Specialty also provides us with valuable insight on public company governance practices.

Glenn Brown

Mr. Brown, 71, was appointed to our Board on December 16, 2010 in connection with our initial public offering. He is a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee. In 2005, Mr. Brown retired as CEO of Contract Freighters Inc. (“CFI”), a U.S.-Mexico truckload carrier that was sold to Con-Way Inc. in 2007, where Mr. Brown worked since 1976. During his tenure at CFI, Mr. Brown also served as President and Chairman. Prior to working with CFI, Mr. Brown was employed by Tri-State Motor Transit from 1966 through 1976. Mr. Brown serves on the boards of directors of Freeman Health System and the Joplin (Missouri) Humane Society. Mr. Brown’s qualifications to serve on our Board include his extensive experience gained in various roles within the transportation and logistics services industry, including his service as a past Vice-Chairman of the American Trucking Associations, Inc., and as a board member of the Truckload Carriers Association and the Missouri Trucking Association.

José A. Cárdenas

Mr. Cárdenas, 62, was appointed to the Board in July 2014. Mr. Cardenas has served as the Senior Vice President and General Counsel at Arizona State University (“ASU”) since January 2009. Since 2011, Mr. Cárdenas has served as a member of the Board of Directors of Southwest Gas Corporation where he has served on the following Board Committees: Audit, Nominating and Governance, Compensation and Pension Plan Investment. In addition to serving as chief legal officer for ASU, he serves as a University representative on the boards of directors of ASU affiliated and related entities such as the ASU Foundation. From 1982 through 2008, Mr. Cárdenas was a partner in the Phoenix based law firm of Lewis and Roca. He was the firm’s Managing Partner (CEO) from 1999 to 2003 and then the firm’s Chairman from 2003 through 2008.

Mr. Cárdenas is a native of Las Vegas, Nevada. He received his undergraduate degree from the University of Nevada, Las Vegas in 1974 and a law degree from Stanford University Law School in 1977. Mr. Cárdenas has been admitted to practice law in Arizona, California, the Ninth Circuit Court of Appeals and the United States Supreme Court and is a member of various bar associations including the Hispanic National Bar Association. Mr. Cárdenas is a member of the board of directors of Meridian Bank N.A. His many community activities include his service as a trustee of the Virginia G. Piper Charitable Trust. He is a past chairman of the boards of Greater Phoenix Leadership, Valley of the Sun United Way, the Translational Genomics Research Institute, and O’Connor House.

William F. Riley, III

Mr. Riley, age 68, was appointed to the Board in July 2014. Mr. Riley is the current Chief Executive Officer and majority shareholder of Thermo King West, Inc., a distributor of Thermo King Corporation transport refrigeration products. Mr. Riley is also President and majority shareholder of Utility Crane and Equipment, Inc., a distributor of vehicle mounted aerial lift devices and Trucks West of Phoenix, a distributor of Autocar trucks. Mr. Riley previously served in various positions at Swift Transportation from 1986 until 2005, serving as Vice President until 1990 when he was promoted to Executive Vice President and Chief Financial Officer and then serving as Senior Executive Vice President from 2000 until he retired from Swift Transportation in January 2005. Prior to working at Swift Transportation, Mr. Riley was employed by Armour Food Company in various transportation and distribution positions, including manager of Business Planning.

Mr. Riley received a Bachelor of Science degree in Business Management from Arizona State University. Mr. Riley also serves on the advisory boards of both Daylight Transport and UMB Bank of Arizona.

Experience, Qualifications, Attributes and Skills

In addition to the business, financial and industry experience set forth in the biographical information of each director nominee, each director nominee possesses the following experience, qualifications, attributes and skills, which are required of all candidates nominated for election or re-election to the Board:

•	the highest level of personal and professional ethics, integrity and values;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

•	expertise that is useful to Swift and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	commitment to serve on the Board for several years to develop knowledge about Swift’s business;

•	willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	involvement only in activities or interests that do not conflict with the director’s responsibilities to Swift and its stockholders.

DIRECTOR COMPENSATION

Swift pays only non-employee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below.

In May 2014, in response to an analysis and report by Swift’s independent compensation consultant, Pearl Meyer & Partners, LLC (“PM&P”) of comparable companies, the Compensation Committee recommended and the Board of Directors approved the following compensation for non-employee directors beginning May 2014.

As of May 2014, compensation for nonemployee directors was as follows:

•	an annual retainer of $75,000, paid in cash to all non-employee, independent Board members on a quarterly basis,

•	an annual retainer of $52,500, paid in cash to all non-employee, non-independent directors

•	an annual retainer of $50,000, paid in cash, to the Chairman of the Board,

•	an annual retainer of $20,000, paid in cash, to the Audit Committee Chairman,

•	an annual retainer of $15,000, paid in cash, to the Compensation Committee Chairman,

•	an annual retainer of $10,000, paid in cash, to the Nominating and Corporate Governance Committee Chairman,

•	reimbursement of expenses to attend Board and committee meetings, and

•	an annual grant of $90,000 in Class A restricted common stock of the Company to all independent non-employee Board members which vests on the first anniversary from the grant date.

•	an annual grant of $63,000 in Class A restricted common stock of the Company to all non-independent non-employee Board members which vests on the first anniversary from the grant date.

The following table provides information for the fiscal year ended December 31, 2014, regarding all plan and non-plan compensation awarded to, earned by, or paid to, each person who served as a director for 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards Cash Value(5)	Total ($)
Jerry Moyes(1)	—	—	—
Richard H. Dozer(2)	140,750	90,000	230,750
David Vander Ploeg(2)	99,500	90,000	189,500
Glenn Brown(2)	95,750	90,000	185,750
José A. Cárdenas(3)	37,500	67,502	105,002
William F. Riley, III(3)	26,250	47,247	73,497
William Post(4)	17,500	—	17,500

(1)	Employees of Swift who serve as directors receive no additional compensation, although we may reimburse them for travel and other expenses. See “Executive Compensation — 2014 Summary Compensation Table” below for disclosure of Mr. Moyes’ compensation as CEO for 2014.

(2)	Annual grant of $90,000 in Class A restricted common stock of the Company awarded on May 23, 2014. Represents an award of restricted shares of Class A common stock granted under the Issuer’s 2014 Omnibus Incentive Plan. Subject to certain termination and forfeiture provisions, the restricted shares vest on the first anniversary of the date of grant.

(3)

Mr. Cárdenas and Mr. Riley were appointed to the Board in July 2014. Mr. Cárdenas and Mr. Riley received a grant of $67,502 and $47,427 in Class A restricted common stock of the Company, respectively, awarded on August 6, 2014. Both the fees earned or paid in cash and the annual equity grant were pro-rated based on length of service and for Mr. Riley further reduced for the fact that he is a non-employee, non-independent director. The equity award represents an award of restricted shares of Class A common stock granted under the Issuer’s 2014 Omnibus Incentive Plan. Subject to certain termination and forfeiture provisions, the restricted shares vest on the first anniversay from the date of grant.

(4)	Mr. Post did not stand for re-election in 2014 and earned and was paid fees until he retired from the Board on May 8, 2014.

(5)	Dollar value represents the aggregate grant date fair value of stock awards. The methodology and assumptions used to calculate these values are set forth in Note 17 (Equity and Stock Based Compensation) to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014.

As of December 31, 2014, the directors hold the following outstanding options and restricted Class A common stock:

	Options(#)	Shares of Restricted Class A Stock(#)
Richard H. Dozer	4,000	11,708
David Vander Ploeg	4,000	11,708
Glenn Brown	—	11,708
José A. Cárdenas	—	3,296
William F. Riley III	—	2,307

MANAGEMENT

Executive Officers

The following table sets forth the names, ages, and positions of our executive officers as of December 31, 2014:

Name	Age	Position
Jerry Moyes	71	Chief Executive Officer and Director
Richard Stocking	45	President and Chief Operating Officer
Virginia Henkels	46	Executive Vice President, Chief Financial Officer and Treasurer
James Fry	53	Executive Vice President and General Counsel
Kenneth C. Runnels	50	Executive Vice President Fleet Operations
Rodney Sartor	60	Executive Vice President Network Operations
Steven Van Kirk	53	Executive Vice President Swift, President Swift Intermodal
Brian Alexander	61	Executive Vice President of Sales
Tork Fulton	46	Executive Vice President Refrigerated

Jerry Moyes is CEO and a member of our Board. Biographical information about Mr. Moyes business experience and other matters is included under the heading “Proposal No. 1: Election of Directors.”

Richard Stocking has served as our President since July 2010 and as President and Chief Operating Officer of our trucking subsidiary, Swift Transportation Co. of Arizona, LLC, since January 2009 Mr. Stocking served as Executive Vice President, Sales of Swift from June 2007 until July 2010. Mr. Stocking previously served as

Regional Vice President of Operations of Swift’s Central Region from October 2002 to March 2005, and as Executive Vice President of the Central Region from March 2005 to June 2007. Prior to these roles, Mr. Stocking held various operations and sales management positions with Swift over the preceding 13 years.

Virginia Henkels has served as our Executive Vice President, CFO and Treasurer since May 2008. Effective March 2015, Ms. Henkels was also appointed Corporate Secretary. Ms. Henkels joined Swift in 2004 and, prior to her current position, was most recently the Assistant Treasurer and Investor Relations Officer. Prior to joining Swift, Ms. Henkels served in various finance and accounting leadership roles for Honeywell during a 12-year tenure. During her last six years at Honeywell, Ms. Henkels served as Director of Financial Planning and Reporting for its global industrial controls business segment, Finance Manager of its building controls segment in the United Kingdom, and Manager of External Corporate Reporting. Ms. Henkels completed her Bachelor of Science degree in finance and real estate at the University of Arizona, obtained her master’s degree in business administration from Arizona State University, and passed the May 1995 certified public accountant examination.

James Fry has served as our Executive Vice President and General Counsel since May 2010. Mr. Fry joined Swift in January 2008 and prior to his current position he served as corporate counsel for us through August 2008 when he became General Counsel and Vice President. For the five-year period prior to joining us, Mr. Fry served as General Counsel for the publicly-traded company, Global Aircraft Solutions, Inc. and its wholly-owned subsidiaries, Hamilton Aerospace and Worldjet Corporation. In addition to the foregoing general counsel positions, Mr. Fry also served for eight years as in-house corporate counsel for both public and private aviation companies and worked in private practice in Pennsylvania for seven years prior to his in-house positions. Mr. Fry also served as a hearing officer for the county court in Pennsylvania. Mr. Fry received a bachelor’s degree with honors from the Pennsylvania State University and obtained his Juris Doctor from the Temple University School of Law. Mr. Fry is admitted to practice law in the State of Pennsylvania and is admitted as in-house counsel in the State of Arizona.

Kenneth C. Runnels has served as our Executive Vice President Fleet Operations of Swift Transportation Co. of Arizona, LLC since June 2011 and served as Executive Vice President of Eastern Region Operations from November 2007 to June 2011. Mr. Runnels previously served as Vice President of Fleet Operations, Regional Vice President, and various operations management positions from 1983 to June 2006. From June 2006 until his return to Swift, Mr. Runnels was Vice President of Operations with U.S. Xpress Enterprises, Inc.

Rodney Sartor has served as Executive Vice President Network Operations since August 2011 and served as Executive Vice President of Western Region Operations from May 2007 to August 2011. Mr. Sartor initially joined us in May 1979. He served as our Executive Vice President from May 1990 until November 2005, as Regional Vice President from August 1988 until May 1990, and as Director of Operations from May 1982 until August 1988. From November 2005 until May 2007, Mr. Sartor served as Vice President of Truckload Linehaul Operations for Central Freight Lines, Inc.

Steven Van Kirk has served as Executive Vice President of Swift and President of our subsidiary, Swift Intermodal, LLC, since September 2012. Prior to joining Swift, Mr. Van Kirk worked for Schneider National in the following capacities: Senior Vice President of Intermodal from September 2007 to August 2012, Group Vice President for strategic sales from February 2006 to September 2007, Vice President of sole source transportation management from 2003-2006 and as General Manager from 2001-2002. From 1996 to 2001, Mr. Van Kirk worked for Procter & Gamble in a variety of positions including customer service manager, site transportation manager and department reliability manager. Mr. Van Kirk attended the U.S. Military Academy West Point and received a Bachelor of Science degree in Engineering in 1983. Mr. Van Kirk also received an M.A. in history from Yale University and an MBA in finance from the University of Wisconsin Whitewater. Mr. Van Kirk served on active duty as an officer in the armed services from 1983-1995 and the U.S. Army reserve from 1995-2004.

Brian Alexander has served as our Executive Vice President of Sales since January 2014. Prior to his current position, Mr. Alexander served as our Vice President of Pricing and National Accounts from August 2008 to January 2014 and since joining Swift in 1999, Brian also served as Vice President Sales East and Vice

President of Revenue Services. Prior to working at Swift, Brian worked for other freight transportation carriers including Roadway Express and held a variety of positions including sales manager, operations manager, terminal Manager, and corporate vice president of operations. Brian received a Bachelor’s in Business and a Master’s in Marketing from the University of Arizona.

Tork A. Fulton has been the Executive Vice President of Refrigerated Operations for Swift Transportation Company since May 2014. Mr. Fulton came to Swift Transportation Company through the acquisition of Central Refrigerated Service, Inc. in August of 2013 as Vice President of Refrigerated Operations. Mr. Fulton began his career with Dick Simon Trucking in 1988 and held several different positions in operations, sales and pricing. Shortly after Dick Simon Trucking was acquired by Central Refrigerated Service in April of 2002, Mr. Fulton became the Vice President of Sales and Pricing while also assuming management over certain groups in operations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of David Vander Ploeg (Chairman), Richard H. Dozer, Glenn Brown and José A. Cárdenas, none of whom is an officer or employee of the Company and all of whom have been determined by the Board to meet the independence standards of the NYSE and the requirements of the SEC. Additionally, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

In carrying out its responsibilities, the Compensation Committee, performs those duties and functions as set forth under the heading “The Board of Directors and Corporate Governance- Board Committees Compensation Committee” as previously set forth in this Proxy Statement.

We previously adopted and our stockholders indicated a preference for an annual advisory vote on the compensation of named executive officers (“NEOs”). At our 2014 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of the NEOs (over 99% of votes cast). The Compensation Committee has considered the results of this advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2015, and has determined that these policies and decisions are appropriate and in the best interests of the Company and its stockholders at this time.

In 2013, PM&P provided the Compensation Committee with an extensive report that analyzed the Company’s total compensation package for named executive officers and compared these results to our industry peer groups. PM&P found the Company’s total compensation package was below the 50th percentile of the peer group and the Compensation Committee determined and recommended to the Board that NEO total compensation should be targeted at the 50th percentile. In 2014, the Compensation Committee maintained their engagement of PM&P. In 2014, PM&P analyzed the Company’s total compensation package for directors and compared these results to our industry peer groups. PM&P found the Company’s total compensation package for its directors was below market, especially with respect to awards of equity and recommended the Company’s practice of paying directors individual committee fees for attending committee meetings be changed to provide an annual cash retainer. In response to the PM&P findings, the Compensation Committee recommended and the Board of Directors approved the director compensation package as set forth under the heading “Director Compensation.” PM&P is retained by, and reports to, the Compensation Committee to provide compensation analyses and consultation at the Committee’s request. PM&P provides no other services to the Company. The Compensation Committee determined that PM&P has no affiliations or relationships with any directors, officers or other employees of the Company that results in a conflict of interest.

The Compensation Committee met nine times in 2014 to discuss, among other items, the salaries, cash incentive awards, equity awards and other compensation of the senior executive officers of the Company, including the Chief Executive Officer and President. The Compensation Committee did not act by unanimous written consent in 2014.

The Compensation Committee generally meets in December to review and determine whether or not the Company’s performance based cash incentive goals for the current year have been satisfied. If the Compensation Committee can determine the Company has or will satisfy its pre-established short term incentive plan (“STIP”) performance goals for at least the 100% “Target” level of attainment through December 31, the Compensation Committee may approve payment of a partial award of the annual STIP prior to the end of the current fiscal year. The Compensation Committee then generally meets in January each year to determine, certify and approve the final STIP award payout pursuant to the annually approved STIP which is then paid by the end of February each year in which performance goals have warranted a cash STIP payment.

In addition, the Compensation Committee generally meets in February to review and approve the following:

•	information and recommendations provided by PM&P;

•	metrics, amounts, and timing of performance based equity awards;

•	performance of the chief executive officer and president;

•	base salary for the chief executive officer and president for the following year; and

•	recommendations of the chief executive officer and president with respect to base salaries of NEOs and other senior executives.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2014.

This report is submitted by the Compensation Committee.

David Vander Ploeg — Chairman

Richard H. Dozer

Glenn Brown

José A. Cárdenas

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The purpose of this compensation discussion and analysis (“CD&A”), is to provide information about the compensation earned by our Chief Executive Officer, President, Chief Financial Officer and two other executive officers who were the top five most highly compensated executive officers in calendar year 2014 (“NEOs”) and to explain our compensation process and philosophy and the policies and factors that underlie our decisions with respect to the NEOs’ compensation. Our NEOs for 2014 were:

Name	Position
Jerry Moyes	Chief Executive Officer and Director
Richard Stocking	President, Chief Operating Officer
Virginia Henkels	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
James Fry	Executive Vice President and General Counsel
Kenneth Runnels	Executive Vice President Fleet Operations

As we describe in more detail below, the principal objectives of our executive compensation strategy are to attract and retain talented executives, reward strong business results and performance, remain competitive within the transportation industry and align the interest of executives with our stockholders. In addition to rewarding business and individual performance, the compensation program is designed to promote the achievement of both annual performance objectives and long-term objectives in order to create stockholder value. Each year the Compensation Committee reviews the executive compensation program to assess industry competitiveness and alignment with the creation of stockholder value and determines what changes, if any, are appropriate.

Executive Summary

2014 Business Performance Highlights

2014 was a good year for the Company. Below are some of the performance highlights of the Company for 2014:

•	We generated our highest ever annual operating revenue and operating income, $4.3 billion and $370 million respectively.

•	We improved our asset utilization and return on net assets “RONA” performance that enabled us to produce continued positive year over year trends in our operational metrics

•	Adjusted earnings per share (“Adjusted EPS”) was $1.38 per diluted share, an increase of 12.2% over 2013 results.

•	Total stockholder returns in 2014 of 28.9%, representing an increase in share price of $6.42 from $22.21 to $28.63 (closing prices on December 31, 2013 and 2014 respectively)

Compensation Actions for our NEOs

At the Company’s 2014 annual stockholder meeting, we received strong support for our executive compensation program. Stockholders approved the “say-on-pay” resolution last year with over 99% of the votes cast in favor of our programs. The Compensation Committee considered the result of the stockholder vote, other stockholder input and market data when designing the compensation program for 2014.

Key Compensation Actions for 2014

•	Base salary increases of 1% — 3%, except for larger increase for the General Counsel to align with market data;

•	No change to the annual cash incentive design or target amounts for the executives;

•	Below target annual cash incentive payouts were awarded, consistent with below-target performance; and

•	Equity awards were granted in May 2014 consisting of restricted stock units (“RSU”), stock options and performance units (“PUs”).

Key Compensation Actions for 2015

•	Increases in base salary, ranging from 1% -3%;

•	Annual individual cash incentive target amounts under the Company’s short term incentive plan (“STIP”), which target amount is set as a percentage of base salary, to remain the same as 2014;

•

Long term incentive program (“LTIP”) of equity-based awards; NEOs (with exception of our CEO) will continue to receive grants of stock options, RSUs and PUs. Our Chief Executive Officer will continue to receive grants of stock options and PUs only.

Processes and Procedures for Considering and Determining Executive Compensation

Our Compensation Committee is responsible for reviewing and approving the compensation of the CEO, President and the other NEOs. Compensation for our NEOs is established based upon the scope of their responsibilities, experience, and individual and company performance, taking into account the compensation level from their recent prior employment, if applicable. The Compensation Committee’s responsibilities are described in the Section “The Board of Directors and Corporate Governance — Board Committees — Compensation Committee”:

Role of compensation consultants.    The Compensation Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors and consultants as deemed appropriate to assist in the continual development and evaluation of executive compensation policies and determination of compensation awards. The Compensation Committee retains PM&P as its compensation consultant to assist the Committee in its evaluation of compensation for our executives. PM&P reports directly to the Compensation Committee and the Committee has determined that PM&P is independent and there were no conflicts of interest with the Company. In 2013, PM&P and the Compensation Committee performed an analysis of executive compensation. PM&P completed and prepared a competitive market analysis of the compensation of the Company’s executives to evaluate base salary, annual cash incentive awards, equity awards and long term incentives. The assessment involved the selection of a peer group for purposes of pay benchmarking, business performance comparison and industry practices and trends to determine if relative pay and relative performance are directionally aligned. In 2013 and 2014, the following companies were considered the most relevant to our business and comprise our peer group:

JB Hunt	Con-Way	Arkansas Best
Old Dominion Freight	Hub Group	Ryder System
Werner Enterprises	Landstar System
YRC Worldwide	C.H. Robinson Worldwide

The analysis also considered the revenue size differential of Swift relative to many in the peer group and the organizational structure and reporting relationships within the Company. As a result of PM&P’s analysis, it was determined that the Company’s total compensation (salary, short term and long term incentives) was below the industry median or 50th target percentile, but the Company operational performance results were above the industry median.

In implementing the recommendations of PM&P and making determinations as to a total compensation package, the Compensation Committee also evaluates the following Company and individual NEO performance metrics:

•	growth in Adjusted EPS

•	revenue growth exclusive of fuel surcharge (“Revenue Growth xFSR”)

•	return on net assets (“RONA”)

•	operating results, including our leverage ratio

•	experience

•	leadership

•	commitment to and execution of Company values

•	attainment of individual performance goals

In 2014, the Compensation Committee and executive management of the Company determined that since a compensation analysis was performed and recommendations implemented in 2013 and 2014, there was not a need to perform such review and evaluation in 2014, and but for potential 1%-3% annual merit increases in base salary, the total executive compensation packages would remain unchanged through 2015.

Role of management in determining executive compensation.    While the Compensation Committee reviews and analyzes Company performance and the individual performance of the Chief Executive Officer and President to determine the appropriate level of total compensation for these two named executives, our Chief Executive Officer and President provide information to the Compensation Committee on our financial performance and the performance of the other individual executives for consideration in determining the other NEOs’ total compensation. The performance of each executive is formally reviewed each year by the CEO and President and shared with the Compensation Committee. Individual performance evaluations consider the performance metrics set forth above in determining overall value to the Company.

Objectives of our Compensation Programs

The principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests. The objectives are based on the following core principles, which we explain in greater detail below:

•

Business performance accountability.    Compensation is tied to our performance in key areas such as Revenue Growth xFSR, RONA, improvement in leverage ratio and growth in Adjusted EPS, so that executives are held accountable through their compensation for our performance.

•	Individual performance accountability. Compensation is tied to an individual’s performance and responsibilities such that we reward individual contributions to our performance.

•

Alignment with stockholder interests.    Awards of long term equity incentives in the form of RSUs, PUs and stock options encourages our executive officers to focus on long term growth and profitability so that executives’ interests are aligned with those of our stockholders.

•	Retention and Competitiveness. Compensation is designed to attract, retain, and reward key leaders critical to our success over the long term by providing competitive total compensation.

•	Reward Productivity. Total compensation is designed to promote and reward the attainment of goals and adherence to Company principles and values.

Our total compensation takes into consideration many factors and analysis, but the overriding goal is to motivate and reward executives for performance that promotes the creation of long-term stockholder value.

Elements of our Compensation Program

In general, our compensation program consists of the following elements:

•	base salary;

•	performance-based annual cash incentives;

•	performance-based equity awards; and

•	long-term incentives designed to promote long-term performance and key employee retention.

Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental and vision plans, and various other insurance plans, including life, and disability, all of which are available to all employees on a nondiscriminatory basis. The Company provides limited perquisites to executives as further described under the heading “Perquisites to our Named Executive Officers”.

Base salary

The Compensation Committee, with the assistance of our Chief Executive Officer and President, annually reviews the base salary of each NEO. If appropriate and based on individual performance, adjustments are made to base salaries. Annual salaries are based on experience, scope and complexity of the position, responsibilities, peer group comparison, our performance for the fiscal year and subjective evaluation of each executive’s contribution to that performance. Following is a summary of the base salaries of our NEOs for 2013, 2014 and 2015:

Executive	Year	Base Salary
Jerry Moyes	2015	$636,540	(1)
	2014	$618,000
	2013	$600,000
Richard Stocking	2015	$562,754	(1)
	2014	$546,363
	2013	$510,384
Ginnie Henkels	2015	$365,790	(1)
	2014	$355,136
	2013	$331,750
James Fry	2015	$318,270	(1)
	2014	$309,000
	2013	$257,233
Ken Runnels	2015	$273,181	(1)
	2014	$265,225
	2013	$255,192

(1)	Anticipated base salary inclusive of 3% merit increase in 2015

Annual cash incentives.

The Compensation Committee believes annual cash incentives promote superior operational performance, disciplined cost management, and increased productivity and efficiency that contribute significantly to positive results for our stockholders. Our compensation structure provides for annual performance incentives linked to our earnings and other financial objectives for the year and intended to compensate our NEOs for achievement of key performance measures, which measures are designed to enhance shareholder value. The annual incentive process involves the following steps:

•	setting target incentives for each individual;

•	establishing our overall performance goals;

•	measuring our actual financial performance against the predetermined goals to determine incentive payouts; and

•	making discretionary judgments and changes to the results, if appropriate.

The steps for the 2014 annual STIP cash payment are described below:

A.	Setting a target incentive.

The Executive Cash Incentive Percentage (“ECIP”) for each NEO is expressed as a percentage of the executive’s base salary. An individual cash incentive award may be adjusted down based on overall team performance, department performance and individual performance. In 2014, each NEO was entitled to receive the following ECIP:

•	up to 90% for Mr. Moyes,

•	75% for Mr. Stocking,

•	60% for Ms. Henkels; and

•	50% for Messrs. Runnels and Fry.

B.	Establishing our performance goals.

For the 2014 STIP, the Compensation Committee, with the assistance and input of management, set company-wide performance goals for the 2014 fiscal year, which were approved by the Compensation Committee and the Board in January 2014. These goals were set in order to incentivize management to improve profitability and thereby increase long-term stockholder value. The Company’s attainment of specified levels of Adjusted EPS and Revenue Growth xFSR determines the STIP percentage to be paid to the NEO. Adjusted EPS is weighted at 75% of the total performance goals and Revenue Growth xFSR is weighted at 25% of the total performance goals.

The Company implemented a combination and variable weighting of Adjusted EPS and Revenue Growth xFSR in order to incentivize improvement in those multiple financial indicators most aligned with stockholder interests. If the Company attains both its Adjusted EPS and Revenue Growth xFSR goals for the year (a 100% “Target Level of Attainment”), then each NEO may receive 100% of the ECIP stated above as their STIP payout. If the Company fails to attain either one or both of the Adjusted EPS or Revenue Growth xFSR goals for the year, then each NEO would receive less than his/her stated ECIP or nothing at all, depending on level of attainment achieved for each established goal. If the Company achieves more than a 100% weighted level of attainment for both its annual Adjusted EPS and Revenue Growth xFSR goals, then each NEO can earn up to 200% of his/her ECIP.

We define Adjusted EPS as (a) adjusted income (loss) before income taxes reduced by (b) income taxes; the net of which is divided by (c) weighted average diluted shares outstanding. Adjusted income (loss) before income taxes in is equal to income (loss) before income taxes less the sum of (i) amortization of the intangibles from our 2007 going-private transaction; (ii) non-cash impairments; (iii) other special non-cash items (iv) excludable transaction costs; (v) the mark-to-market adjustment on our interest rate swaps that is recognized in the consolidated income statements; and (vi) the amortization of previous losses recorded in AOCI related to interest rate swaps we terminated upon our IPO and refinancing transactions in December 2010.

Annual Adjusted EPS and Revenue Growth xFSR determine the percentage level of attainment and subsequently the ECIP paid to each NEO (see table below). For example, if both the Adjusted EPS and Revenue Growth xFSR equal the Target Level of Attainment ($1.41 for Adjusted EPS and 8% for Revenue Growth

xFSR), Mr. Stocking would be entitled to receive the Target/100% of his ECIP, which is 75% of his base salary. If the Company’s Adjusted EPS equals the 200% “Maximum” level of attainment ($1.54 Adjusted EPS) and the Revenue Growth xFSR is at the 200% “Maximum” level of attainment (16% Revenue Growth xFSR), then Mr. Stocking’s ECIP would be based upon a level of attainment payout of 200%. Thus, Mr. Stocking’s ECIP would be 150% of his base salary (75% X 200%) as a cash incentive.

For the 2014 STIP, the Company established and the Compensation Committee and Board approved the following Adjusted EPS and Revenue Growth xFSR goals in January 2014:

	Weighting	Threshold	Target	Stretch	Maximum
Level of Attainment-Percent of ECIP to be paid		50%	100%	150%	200%
Adjusted EPS(1)	75%	$1.32	$1.41	$1.48	$1.54
Revenue Growth xFSR(1)	25%	4%	8%	12%	16%

(1)	Adjusted EPS and Revenue xFSR are non-GAAP financial measures that we present to our stockholders in our periodic reports on Form 10-Q and Form 10-K. Information and calculation of the actual amounts disclosed in this table is contained in our 2014 annual report on Form 10-K.

As defined, 2014 Adjusted EPS was $1.38, which equates to an actual level of attainment of 82.9%, and a weighted level of attainment of 62.2%. Revenue Growth xFSR for 2014 was 6.3%, which equates to an actual level of attainment of 78.4%, and a weighted level of attainment of 19.6%. Considering Adjusted EPS is weighted at 75% and Revenue Growth xFSR is weighted at 25%, the combined 2014 STIP level of attainment was 81.8% (below Target and above Threshold) and paid to the NEOs as follows:

Executive	Base Salary (1)	Target Cash Incentive Percentage	$ Amount of Cash Incentive at 100% Level of Attainment	2014 Cash Incentive Paid at 81.8% STIP Level of Attainment (2)	2014 % of Salary at 81.8% STIP Level of Attainment
Jerry Moyes	$618,000	90%	$556,200	$454,972	73.6%
Richard Stocking	$546,363	75%	$409,772	$335,194	61.4%
Virginia Henkels	$355,136	60%	$213,082	$176,716	49.8%
James Fry	$309,000	50%	$154,500	$126,226	40.8%
Kenneth Runnels	$265,225	50%	$132,613	$104,843	39.5%

(1)	Reflects base salary as adjusted for 2014 merit increase.
(2)	This amount was paid on February 11, 2015.

C.	Measuring performance.

On January 6, 2015, the Compensation Committee reviewed Swift’s actual financial performance for 2014 and determined that the Company attained an Adjusted EPS of $1.38 and Revenue Growth xFSR of 6.3% which corresponds to the weighted average of 81.8% level of attainment. This 81.8% weighted level of attainment is below the “Target” level of attainment and above the ‘Threshold” level of attainment for percent of ECIP to be paid as set forth in the table above, and each NEO was paid an ECIP rate commensurate with the 81.8% level of attainment as set forth in the above table. The Compensation Committee approved a STIP cash payout to the NEOs as set forth in the 2014 STIP and commensurate with the calculations in both tables set forth above.

Long-Term Incentive Plan (“LTIP”) for 2014

Based on input and recommendations from PM&P, we structured our LTIP in 2013 to accomplish key objectives including aligning executive rewards with stockholder returns, linking compensation to the achievement of long-term strategic financial priorities, fostering stock ownership, enhancing key employee retention, and aligning total compensation opportunities with direct competitors in the market place. We use multiple forms of equity awards to accomplish those objectives. The Company continued with these same principles and metrics for the LTIP in 2014. A summary of the key equity awards under the LTIP in 2014 include:

•

RSUs — Each RSU represents a contingent right to receive one share of the Company’s Class A common stock. The RSUs vest in equal installments on each of the first three anniversaries of the May 6, 2014 grant date.

•

PUs — Each PU represents a contingent right to receive one share of the Company’s Class A common stock. The PUs vest three years from the grant date if the Company meets specified performance objectives related to RONA and its leverage ratio for a three year fiscal period beginning with the 2014 calendar year and ending on December 31, 2016.

•

Stock Options — The stock options have an exercise price equivalent to the closing price on the NYSE of the Company’s Class A common stock on the May 6, 2014 date of grant, $23.30. The Stock Options vest in three equal installments over a three year period beginning with the first anniversary from the grant date.

Vesting of RSUs and stock options shall automatically accelerate upon a termination of employment by the Company without cause or upon a Change of Control (as defined in the award agreements). Vesting of PUs shall accelerate if a Change of Control (as defined in the form of PU award agreement) occurs after two years from the date of grant and the Company has met the specified performance objectives related to RONA and its leverage ratio for the two fiscal years prior to the Change of Control. Upon a voluntary termination by the NEOs or termination by the Company for cause, all unvested RSUs, stock options and PUs shall be forfeited by the NEOs.

In May 2014, the Compensation Committee established a total targeted LTIP grant value expressed as a percentage of base salary for each NEO. The Compensation Committee determined for our CEO, 50% of the LTIP would be granted in stock options and 50% of the LTIP would be granted in PUs. For the remaining NEOs, the Compensation Committee allocated approximately 1/3 of the LTIP value to each of the three award types stock options, RSUs and PUs. The table below indicates the total 2014 LTIP target values and the allocation of awards for each NEO:

Named Executive Officer	Target LTIP (1)	Stock Options (2)	RSUs (3)	PUs (4)
Jerry Moyes, Chief Executive Officer	235%	80,238	0	31,165
Richard Stocking, President, Chief Operating Officer	175%	33,849	13,546	13,147
Virginia Henkels, Executive Vice President, Chief Financial Officer	100%	12,573	5,031	4,883
James Fry, Executive Vice President, General Counsel	75%	8,204	3,283	3,187
Kenneth Runnels, Executive Vice President Operations	75%	7,042	2,818	2,735

(1)	Grant value expressed as a percentage of base salary.
(2)	Number of stock options awarded are determined by the percent of the Target LTIP award allocated to stock options and the fair value of each stock option as calculated on the May 6, 2014 grant date using the Black-Scholes-Merton option-pricing model, which uses a number of assumptions to determine the fair value of the options on the grant date.
(3)	Value and number of RSUs awarded are determined by the percent of the Target LTIP to be awarded in the form of RSUs, and the closing price of the Company’s stock on the NYSE on the May 6, 2014 grant date.
(4)	The PUs vest three years from the grant date if the Company meets specified performance objectives related to RONA and its leverage ratio for a three year performance period beginning with the 2014 calendar year and ending on December 31, 2016. Value and number of PUs awarded are determined by the percent of the Target LTIP to be awarded in the form of PUs, and the closing price of the Company’s stock on the NYSE on the May 6, 2014 grant date. The Company believes that it is currently meeting the performance objectives that would result in a vesting of the PU grant.

On May 6, 2014, the Compensation Committee and the Board approved the above awards of stock options, RSUs and PUs (collectively “Equity Incentive Awards”) to NEOs pursuant to our 2007 Omnibus Incentive Plan as Amended and Restated December 15, 2010 (the “Plan”).

The Compensation Committee anticipates that equity awards in 2015 and future equity awards will be based upon the 2014 Target LTIP and similar in structure and amounts as the awards in 2014. This timing allows the Compensation Committee to be aware of the Company and individual performance from the preceding year thereby enabling the Compensation Committee to make an accurate and reasoned determination of awards based upon the most recent past performance. In granting such equity awards, the Compensation Committee will also consider whether or not it or the participant are in possession of any material non-public information that could affect the value of any award of equity and will take into consideration the existence and impact of the same in determining whether or not such grant should be delayed as a consequence thereof to avoid the appearance of any impropriety. The awards will also be granted during a normal open trading window to further assure that any vesting and potential sale to cover taxes will not occur during a blackout period.

Individual Agreements with our NEOs

We have not entered into employment, change in control or severance agreements with any of our NEOs.

2015 Compensation Actions

Base Salary Increases

Increases in base salary for our NEOs, ranging from 1% -3%, as set forth in the table under the heading “Compensation Discussion and Analysis-Elements of Our Compensation Program-Base Salary”

STIP Arrangements for 2015

Similar to the 2014 STIP and as permitted pursuant to the same, the Compensation Committee approved a 2015 STIP potential cash payout that is based on the Company achieving certain pre-established Adjusted EPS and Revenue Growth xFSR targets. The 2015 cash STIP provides for the same NEO ECIPs as the 2014 STIP, expressed as a percent of base salary for each current NEO as follows:

•	up to 90% for Mr. Moyes,

•	75% for Mr. Stocking,

•	60% for Ms. Henkels; and

•	50% for Messrs. Runnels and Fry.

For the 2015 cash STIP, the Compensation Committee, with the assistance and input of management, set company-wide performance goals for the 2015 fiscal year, which were approved by the Compensation Committee and the Board in February 2015. Similar to the 2014 ECIPs, the goals of achieving certain pre-established levels of Adjusted EPS, (75% weighting) and Revenue Growth xFSR (25% weighting) as well as percentage award levels ranging from threshold to maximum will be calculated as in 2014.

2015 LTI Awards

The Compensation Committee anticipates that the 2015 equity awards will be similar in structure and amounts as the 2014 LTIPs and are expected to occur in the second quarter of 2015.

Perquisites to our Named Executive Officers

We do not offer any material perquisites to our named executive officers.

Alignment of each Element of Compensation and our Decisions regarding that Element with Overall Compensation Objectives

Before establishing or recommending executive compensation payments or awards, the Compensation Committee considers all the components of such compensation, including current salary, short term cash incentives, annual and long-term incentive awards, and prior equity grants. The Compensation Committee considers each element in relation to the others when setting total compensation, with a goal of setting overall compensation at levels that the Compensation Committee believes are appropriate.

Deductibility of Compensation under Section 162(m) of the Code

Section 162(m) of the Code limits the Company’s deduction for compensation paid to the executive officers named in the Summary Compensation Table, other than the Chief Financial Officer, to $1 million unless certain requirements are met. The Company considers the impact of Section 162(m) when structuring its compensation arrangements. Although the Compensation Committee prefers to maximize the deductibility of compensation under Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the limits of deductibility. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m) of the Code.

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2014 SUMMARY COMPENSATION TABLE

The following table provides information about compensation awarded and earned during 2014, 2013, and 2012 by our CEO, CFO, and the three most highly compensated executive officers (other than the CEO and CFO), or collectively, the NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($) (4)	Total ($)
Jerry Moyes	2014	614,538	726,145	724,014	454,972	2,744	2,522,413
Chief Executive Officer	2013	600,000	704,994	705,006	752,758	2,744	2,765,502
	2012	550,676	—	—	891,000	155	1,441,831

Richard Stocking	2014	537,883	621,947	305,431	335,194	5,477	1,805,932
President, Chief	2013	510,384	595,448	297,724	538,432	10,244	1,952,232
Operating Officer	2012	460,672	—	—	618,750	7,410	1,086,832

Virginia Henkels	2014	349,624	230,996	113,450	176,716	5,477	876,263
Executive Vice President,	2013	331,750	216,672	115,078	279,985	10,244	953,729
Chief Financial Officer	2012	309,536	—	—	321,750	9,206	640,492

James Fry	2014	298,107	150,751	74,028	126,226	2,744	651,856
Executive Vice President,	2013	257,233	126,012	66,913	180,913	2,744	633,815
General Counsel	2012	243,756	—	—	207,900	1,805	453,461

Kenneth Runnels	2014	262,847	129,385	63,543	104,843	5,477	566,095
Executive Vice President	2013	255,192	124,996	66,398	179,477	10,244	636,307
Operations	2012	242,833	—	—	206,250	9,206	458,289

(1)	For 2014 and 2013, represents the grant date fair value of award of 50% of target LTIP in the form of PUs for Mr. Moyes and the award of approximately 33.33% of the target LTIP in the form of RSUs and approximately 33.33% of the target LTIP in the form of PUs for Mr. Stocking, Ms. Henkels, and Messrs. Fry and Runnels

(2)	Dollar value represents the aggregate grant date fair value of option awards. The methodology and assumptions used to calculate these values are set forth in Note 17 (Equity and Stock Based Compensation) to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	The amounts for a given year represent the amount of STIP compensation earned in that year, notwithstanding the year in which it was paid. The STIP compensation amounts were calculated based on our actual financial performance for 2012, 2013 and 2014 as compared with established targets. See “Executive Compensation — Compensation Discussion and Analysis-Elements of our Compensation Program-Establishing our performance goals” for further information.

(4)	This column represents all other compensation attributed to the named executive officers for employer 401(k) matches, executive long-term disability insurance, identity theft protection and life insurance benefits, none of which individually exceeded $10,000.

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GRANTS OF PLAN-BASED AWARDS IN 2014

The following table provides estimated information about non-equity and equity plan-based awards that may be granted to the NEOs in 2014.

GRANTS OF PLAN-BASED AWARDS 2014
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Thres hold ($)	Target ($)	Max ($)	Thres hold (#)	Target (#)	Max (#)
Jerry Moyes		278,100	556,200	1,112,400	—	—	—	—	—	—	—
	5/06/14	—	—	—	—	31,165	31,165	—	—	—	726,145
	5/06/14	—	—	—	—	—	—	—	80,238	23.30	724,014

Richard Stocking		204,886	409,772	819,544	—	—	—	—	—	—	—
	5/06/14	—	—	—	—	13,147	13,147	—	—	—	306,325
	5/06/14	—	—	—	—	—	—	13,546	—	—	315,622
	5/06/14	—	—	—	—	—	—	—	33,849	23.30	305,431

Ginnie Henkels		106,541	213,082	426,163	—	—	—	—	—	—	—
	5/06/14	—	—	—	—	4,883	4,883	—	—	—	113,774
	5/06/14	—	—	—	—	—	—	5,031	—	—	117,222
	5/06/14	—	—	—	—	—	—	—	12,573	23.30	113,450

James Fry		77,250	154,500	309,000	—	—	—	—	—	—	—
	5/06/14	—	—	—	—	3,187	3,187	—	—	—	74,257
	5/06/14	—	—	—	—	—	—	3,283	—	—	76,494
	5/06/14	—	—	—	—	—	—	—	8,204	23.30	74,028

Ken Runnels		66,307	132,613	265,226	—	—	—	—	—	—	—
	5/06/14	—	—	—	—	2,735	2,735	—	—	—	63,726
	5/06/14	—	—	—	—	—	—	2,818	—	—	65,659
	5/06/14	—	—	—	—	—	—	—	7,042	23.30	63,543

(1)	Represents the potential value of 2014 STIP payouts based upon the ECIP for each NEO and the Company achieving certain Levels of Attainment for 2014 for Adjusted EPS and Revenue Growth xFSR goals as set forth in the CD&A under the heading “Executive Compensation-Compensation Discussion and Analysis-Elements of our Compensation Program-Establishing our performance goals”. These Levels of Attainment/goals were approved by the Compensation Committee and the Board in January 2014. The Company paid 2014 STIP cash at this level of attainment which is more than the “Threshold” but less than the “Target” and is more specifically set forth the table on page 31 of this Proxy Statement.

(2)	These columns represent PUs that vest three years from the grant date only if the Company meets 100% (the “Target”) of its specified performance objectives related to RONA and its leverage ratio for a three year fiscal beginning with the 2014 calendar year and ending on December 31, 2016. Each PU represents a contingent right to receive one share of the Company’s Class A common stock.

(3)	This column represents time-based RSUs that vest in equal installments on each of the first three anniversaries of the grant date. Each RSU represents a contingent right to receive one share of the Company’s Class A common stock.

(4)	This column represents stock options that vest in three equal installments over a three year period beginning with the first anniversary from the award date.

(5)	Value of option awards are determined by each NEO’s Target LTIP, the percent of the Target LTIP to be awarded in the form of stock options and the fair value of each stock option grant as estimated on the date of grant using the Black-Scholes-Merton option-pricing model, which uses a number of assumptions to determine the fair value of the options on the grant date. The value and number of RSUs and PUs awarded are determined by each NEO’s Target LTIP, the percent of the Target LTIP that is to be awarded in the form of RSUs and PUs, and the closing price of the Company’s stock on the NYSE on the grant date.

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OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table provides information on the current holdings of equity of the NEOs. This table includes unexercised and unvested options and unvested RSUs and PUs as of December 31, 2014. Each equity grant is shown separately for each NEO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Equity Number of RSUs That Have Not Vested (#) (2)	Market Value of RSUs That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned PUs That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Unearned PUs That Have Not Vested ($) (4)
Jerry Moyes	44,090	88,180	13.36	2/22/23	—	—	83,934	2,403,030
	—	80,238	23.30	5/06/24	—	—	—	—
Richard Stocking	80,000	—	11.00	10/16/17	28,100	804,503	34,978	1,001,420
	40,000	—	8.61	12/31/19	—	—	—	—
	21,333	10,667	8.80	2/28/20	—	—	—	—
	18,241	36,482	13.36	2/22/23	—	—	—	—
	—	33,849	23.30	5/06/24
Ginnie Henkels	78,000	—	11.00	8/27/18	10,437	298,811	12,992	371,961
	16,000	8,000	8.80	2/28/20	—	—	—	—
	6,775	13,550	13.36	2/22/23	—	—	—	—
	—	12,573	23.30	5/06/24
James Fry	11,000	—	11.00	8/27/18	6,427	184,005	7,903	226,263
	28,000	—	8.61	12/31/19	—	—	—	—
	8,000	4,000	8.80	2/28/20	—	—	—	—
	3,940	7,880	13.36	2/22/23	—	—	—	—
	—	8,204	23.30	5/06/24
Ken Runnels	120,000	—	11.00	8/27/18	5,937	169,976	7,413	212,234
	16,000	8,000	8.80	2/28/20	—	—	—	—
	3,908	7,818	13.36	2/22/23	—	—	—	—
	—	7,042	23.30	5/06/24

(1)	Unvested and unexercisable stock options. Effective vesting dates are noted below.

	Option Shares Vesting	Grant Date	Vesting Date	Exercise Price
Jerry Moyes	44,090	02/22/2013	2/22/2015	13.36
	44,090	02/22/2013	2/22/2016	13.36
	26,746	05/06/2014	5/06/2015	23.30
	26,746	05/06/2014	5/06/2016	23.30
	26,746	05/06/2014	5/06/2017	23.30
Richard Stocking	18,241	02/22/2013	2/22/2015	13.36
	10,667	02/28/2010	2/28/2015	8.80
	18,241	02/22/2013	2/22/2016	13.36
	11,283	05/06/2014	5/06/2015	23.30
	11,283	05/06/2014	5/06/2016	23.30
	11,283	05/06/2014	5/06/2017	23.30
Ginnie Henkels	6,775	02/22/2013	2/22/2015	13.36
	8,000	02/28/2010	2/28/2015	8.80
	6,775	02/22/2013	2/22/2016	13.36
	4,191	05/06/2014	5/06/2015	23.30
	4,191	05/06/2014	5/06/2016	23.30
	4,191	05/06/2014	5/06/2017	23.30

	Option Shares Vesting	Grant Date	Vesting Date	Exercise Price
James Fry	3,940	02/22/2013	2/22/2015	13.36
	4,000	02/28/2010	2/28/2015	8.80
	3,940	02/22/2013	2/22/2016	13.36
	2,734	05/06/2014	5/06/2015	23.30
	2,735	05/06/2014	5/06/2016	23.30
	2,735	05/06/2014	5/06/2017	23.30
Ken Runnels	3,909	2/22/2013	2/22/2015	13.36
	8,000	2/28/2010	2/28/2015	8.80
	3,909	2/22/2013	2/22/2016	13.36
	2,347	05/06/2014	5/06/2015	23.30
	2,347	05/06/2014	5/06/2016	23.30
	2,348	05/06/2014	5/06/2017	23.30

(2)	RSUs are time-vested. Each RSU represents a contingent right to receive one share of the Company’s Class A common stock. The RSUs vest in equal installments on each of the first three anniversaries of the date of grant. Effective vesting dates are noted below.

	RSU Shares Vesting	Grant Date	Vesting Date
Jerry Moyes (a)	—	—	—
Richard Stocking	7,277	02/22/2013	02/22/2015
	7,277	02/22/2013	02/22/2016
	4,515	05/06/2014	05/06/2015
	4,515	05/06/2014	05/06/2016
	4,516	05/06/2014	05/06/2017
Ginnie Henkels	2,703	02/22/2013	02/22/2015
	2,703	02/22/2013	02/22/2016
	1,677	05/06/2014	05/06/2015
	1,677	05/06/2014	05/06/2016
	1,677	05/06/2014	05/06/2017
James Fry	1,572	02/22/2013	02/22/2015
	1,572	02/22/2013	02/22/2016
	1,094	05/06/2014	05/06/2015
	1,094	05/06/2014	05/06/2016
	1,095	05/06/2014	05/06/2017
Ken Runnels	1,559	02/22/2013	02/22/2015
	1,560	02/22/2013	02/22/2016
	939	05/06/2014	05/06/2015
	939	05/06/2014	05/06/2016
	940	05/06/2014	05/06/2017

(a)	Mr. Moyes was not granted any RSUs.

(3)	PUs are performance and time-vested. The PUs vest three years from the grant date only if the Company meets specified performance objectives related to RONA and its leverage ratio for the respective three year fiscal period. Effective vesting dates are noted below.

	PU Shares Vesting	Vesting Date
Jerry Moyes	52,769	02/22/2016
	31,165	05/06/2017
Richard Stocking	21,831	02/22/2016
	13,147	05/06/2017
Ginnie Henkels	8,109	02/22/2016
	4,883	05/06/2017
James Fry	4,716	02/22/2016
	3,187	05/06/2017
Ken Runnels	4,678	02/22/2016
	2,735	05/06/2017

(4)	Values are based on the closing market price of $28.63 on December 31, 2014.

OPTION EXERCISES AND STOCK VESTED IN 2014

In 2014, the following NEOs exercised stock options and had the following RSUs vest:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Acquired on Vesting ($)
Richard Stocking	40,000	$533,200	7,277	$176,686
Ginnie Henkels	22,000	$358,600	2,703	$65,629
James Fry	19,000	$255,870	1,572	$38,168
Ken Runnels	—	—	1,559	$37,853

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We do not currently have employment, change-in-control, or severance agreements with any of our NEOs.

As described under the heading “Executive Compensation-Compensation Discussion and Analysis Elements of our Compensation Program — Long Term Incentive Plan (“LTIP”) for 2014”, pursuant to the NEOs individual award agreements, stock options and RSUs granted to the NEOs all vest upon a change-in-control of Swift. Any PUs that were granted only vest upon a change in control that occurs after two years from the date of grant and the Company has met the specified performance objectives related to RONA and its leverage ratio for the two fiscal years prior to the Change of Control. Assuming a change-of-control occurred on December 31, 2014, and based on a closing price of $28.63 per share of our common stock on the NYSE on December 31, 2014, the value of unvested stock options, RSUs and the PUs that were issued for our NEOs would be as follows:

	Option Awards				RSU Awards		PU Awards
	Unvested Options (#)	Option Exercise Price ($)	YE Price ($)	Intrinsic Value of Unvested Options ($)					Total Value Upon Change in Control ($)
Name					(#)	($)	(#)	($)
Jerry Moyes	88,180	13.36	28.63	1,346,509	—	—	—	—
	80,238	23.30	28.63	427,669	—	—	—	—
	—	—	—	—	—	—	52,769	1,510,776
									3,284,954
Richard Stocking	10,667	8.80	28.63	211,527	28,100	804,503	—	—
	36,482	13.36	28.63	557,080	—	—	—	—
	33,849	23.30	28.63	180,415	—	—	21,831	625,022
									2,378,547
Ginnie Henkels	8,000	8.80	28.63	158,640	10,437	298,811	—	—
	13,550	13.36	28.63	206,909	—	—	—	—
	12,573	23.30	28.63	67,014	—	—	8,109	232,161
									963,535
James Fry	4,000	8.80	28.63	79,320	6,427	184,005	—	—
	7,880	13.36	28.63	120,328	—	—	—	—
	8,204	23.30	28.63	43,727	—	—	4,716	135,019
									562,399
Ken Runnels	8,000	8.80	28.63	158,640	5,937	169,976	—	—
	7,818	13.36	28.63	119,381	—	—	—	—
	7,042	23.30	28.63	37,534	—	—	4,678	133,931
									619,462

Retirement and Deferred Compensation

We do not provide any retirement benefits or deferred compensation arrangements to our NEOs other than our 401(k) plan, which is available to all employees meeting the plan’s basic eligibility requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our Class A common stock and Class B common stock as of March 18, 2015 for:

•	all of our named executive officers and directors as a group;

•	each of our named executive officers;

•	each of our directors; and

•	each beneficial owner of more than 5% of any class of our outstanding shares.

The percentage of beneficial ownership of our common stock is based on 50,991,938 shares of Class B common stock issued and outstanding and 91,464,102 shares of Class A Common Stock issued and outstanding for a total of 142,456,040 shares of common stock issued and outstanding as of March 18, 2015.

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		Shares Beneficially Owned
Name and Address of Beneficial Owner(1)(2)	Class of Common Stock	# of Shares	Percent of Class A Common Stock (3)		Percent of Total Common Stock (4)	Percent of Total Voting Power (5)
Named Executive Officers and Directors:
Jerry Moyes(6)(7)	B	50,991,938	—		35.8%	52.7%
Jerry Moyes(8)	A	2,705,103	2.96%		1.9%	1.4%
Richard Stocking(9)	A	218,188		*	*	*
Virginia Henkels(10)	A	137,449		*	*	*
James Fry(11)	A	63,709		*	*	*
Kenneth Runnels(12)	A	157,861		*	*	*
Richard H. Dozer(13)	A	11,001		*	*	*
David Vander Ploeg(14)	A	11,001		*	*	*
Glenn Brown(15)	A	34,337		*	*	*
William F. Riley, III	A	8,000		*	*	*
José A. Cárdenas	—	—		*	*	*
All NEOs and directors as a group (10 persons)	A&B	54,338,587	—		38.0%	54.3%
Other 5% Stockholders
Moyes Affiliated Holdings
M Capital Group Investors, LLC(16), Delaware	B	17,958,799	—		12.6%	18.6%
M Capital Group Investors II, LLC(17)	B	26,213,049	—		18.4%	27.1%
Cactus Holding Co., II, LLC(18)	B	6,820,090	—		4.8%	7.1%
Cactus Holding Co., II, LLC(18)	A	2,590,077	2.8%		1.8%	1.3%
Other Unaffiliated Third Party Holdings
Wellington Management Group, LLP(19) 280 Congress St. Boston, MA 02210	A	12,049,493	13.2%		8.5%	6.2%
Black Rock, Inc.(20) 40 East 52nd Street New York, NY 10022	A	5,712,753	6.3%		4.0%	3.0%
The Vanguard Group(21) 100 Vanguard Blvd. Malvern, PA 19355	A	5,222,087	5.7%		3.7%	2.7%

*	Represents less than 1% of the outstanding shares of our common stock or less than 1% of the voting power.

(1)	Except as otherwise indicated, addresses are c/o Swift, 2200 South 75th Avenue, Phoenix, Arizona 85043.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 18, 2015 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

(3)	Represents the percentage of only Class A shares of common stock outstanding.

(4)	Represents the percentage of total shares of outstanding Class A common stock and Class B common stock.

(5)	Percent of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class A common stock is generally entitled to one vote per share of Class A common stock and each holder of Class B common stock is generally entitled to two votes per share of Class B common stock on all matters submitted to our stockholders for a vote.

(6)	Consists of Class B shares owned as follows (i) 17,958,799 Class B shares owned by M Capital Group Investors, LLC (a Delaware limited liability company) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares; (ii) 26,213,049 Class B shares owned by M Capital Group Investors, II, LLC (a Delaware limited liability company) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares; and (iii) 6,820,090 Class B shares owned by Cactus Holding Company, II, LLC ,an Alaska limited liability company (“Cactus Holding II”) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares. 5,585,978 Cactus Holding II Class B shares and 2,365,077 of the Cactus Holding II Class A shares have been pledged to secure personal loans by Mr. Moyes. Notwithstanding the pledge of any shares, Mr. Moyes retains voting power of all shares.

(7)	Concurrently with our initial public offering in December 2010, Mr. Moyes, Jerry and Vickie Moyes, jointly, the Jerry and Vickie Moyes Family Trust and the various Moyes children’s trusts completed a private placement by a newly formed, unaffiliated trust (the “Trust”), of $262.3 million of its mandatory common exchange securities (the “2010 METs”). Subject to certain exceptions, the Trust’s securities were exchangeable into shares of our Class A common stock or alternatively to be settled in cash equal to the value of those shares of Class A common stock three years following December 15, 2010, the closing date of the 2010 METs. In connection with the 2010 METs, all Class B shares held by Jerry Moyes, Jerry and Vickie Moyes, jointly, the Jerry and Vickie Moyes Family Trust and the various Moyes children’s trusts were pledged to the Trust. As a consequence of the 2010 METs expiring in December 2013, on October 29, 2013, an affiliate of Mr. Moyes (“M Capital II”) entered into a variable prepaid forward contract (the “VPF Contract”) with Citibank, N.A. (“Citibank”) that was intended to facilitate settlement of and replace the 2010 METS. This transaction (the “VPF Transaction”) effectively replaced the 2010 METS with the VPF Contract and allowed the parties to the 2010 METS transaction to satisfy their obligations under the 2010 METS (as contemplated by their terms) without reducing the number of shares owned by these parties. The VPF Transaction will also allow Mr. Moyes and certain of his affiliates, through their ownership of M Capital II, to participate in future price appreciation of the Company’s Common Stock, and retain the voting power of the shares collateralized to secure the VPF Contract as described below. Under the VPF Contract, M Capital II is obligated to deliver to Citibank a variable amount of stock or cash during two twenty trading day periods beginning on January 4, 2016, and July 5, 2016, respectively. In connection with the VPF Transaction, 25,994,016 shares of Class B Common Stock are collateralized in favor of Citibank to secure M Capital II’s obligations under the VPF Contract.

(8)	Consists of (a) 2,590,077 Class A shares of common stock owned by Cactus Holding Company II over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares and 2,365,077 of such shares have been pledged to secure personal loans by Mr. Moyes as follows (i) 698,077 shares have been pledged to First Western, (ii) 1,667,000 shares have been pledged to Deutsche Bank; (b) 114,926 shares of Class A common stock underlying stock options that are exercisable within 60 days of March 18, 2015; and (c) 100 shares of Class A common stock owned by Jerry Moyes over which Mr. Moyes has sole voting and dispositive power over the shares

(9)	For Mr. Stocking includes 1,500 shares of Class A common stock, 188,481 shares of Class A common stock underlying stock options that are currently exercisable, 11,283 shares of Class A common stock underlying stock options that are exerciseable within 60 days of March 18, 2015, 12,409 vested RSUs and 4,515 RSUs that will vest within 60 days of March 18, 2015.

(10)	For Ms. Henkels includes 11,500 shares of Class A common stock, 115,550 shares of Class A common stock underlying stock options that are currently exercisable, 4,191 shares of Class A common stock underlying stock options that are exerciseable within 60 days of March 18, 2015, 4,531 vested RSUs and 1,677 RSUs that will vest within 60 days of March 18, 2015.

(11)	For Mr. Fry includes 1,000 shares of Class A common stock, 58,880 shares of Class A common stock underlying stock options that are currently exercisable, 2,735 shares of Class A common stock underlying stock options that are exerciseable within 60 days of March 18, 2015 and 1,094 RSUs that will vest within 60 days of March 18, 2015.

(12)	For Mr. Runnels includes 151,817 shares of Class A common stock underlying stock options that are currently exercisable, 2,347 shares of Class A common stock underlying stock options that are exerciseable within 60 days of March 18, 2015, 2,758 vested RSUs and 939 RSUs that will vest within 60 days of March 18, 2015.

(13)	For Mr. Dozer includes 4,000 shares of Class A common stock underlying stock options that are currently exercisable and 7,001 vested shares of Restricted Class A common stock.

(14)	For Mr. Vander Ploeg includes 4,000 shares of Class A common stock underlying stock options that are currently exercisable and 7,001 vested shares of Restricted Class A common stock.

(15)	For Mr. Brown includes 27,336 shares of Class A common stock and 7,001 vested shares of Restricted Class A common stock.

(16)	Consists of 17,958,799 Class B shares owned by M Capital Group Investors, LLC (a Delaware limited liability company) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the share. These shares are also included in the beneficial ownership of Mr. Moyes.

(17)	Consists of 26,213,049 shares of Class B common stock owned by M Capital Group Investors II, LLC (a Delaware limited liability company) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares. 25,994,016 of these shares are collateralized in favor of Citibank to secure M Capital II’s obligations under the VPF Contract referenced in footnote 7. These shares are also included in the beneficial ownership of Mr. Moyes.

(18)	Consists of (a) 6,820,090 shares of Class B common stock of which (i) 5,585,978 shares are pledged as follows: 3,531,776 to Deutsche Bank, 1,200,000 to Johnson Bank, 470,090 to UBS in a swap arrangement and 384,112 to Mid-First Bank for personal loans by Mr. Moyes; and (b) 2,590,077 shares of Class A common stock of which (i) 1,667,000 shares are pledged to Deutsche Bank for a personal loan by Mr. Moyes; and (ii) 698,077 shares are pledged to First Western Bank for a personal loan by Mr. Moyes. All shares are owned by Cactus Holding Company II, LLC (a Delaware limited liability company) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the share. These shares are also included in the beneficial ownership of Mr. Moyes.

(19)	Wellington Management Group, LLP, Schedule 13G filing, dated December 31, 2014, reports beneficial ownership of shared voting power over 9,948,706 shares of Class A common stock, shared dispositive power over 12,049,493 shares of Class A common stock, and an aggregate amount of Class A common stock beneficially owned of 12,049,493.

(20)	Black Rock, Inc. Schedule 13G filing, dated December 31, 2014, reports beneficial ownership of sole voting power over 5,430,809 shares of Class A common stock and sole dispositive power over 5,712,753 shares of Class A common stock.

(21)	The Vanguard group Schedule 13G filing, dated December 31, 2014, reports beneficial ownership of sole voting power over 115,500 shares of Class A common stock, sole dispositive power over 5,115,087 shares of Class A common stock, shared dispositive power over 107,000 of Class A common stock and an aggregate amount of Class A common stock beneficially owned of 5,222,087.

PROPOSAL NO. 2:

ADVISORY VOTE ON THE COMPENSATION OF SWIFT’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934.

As discussed in our CD&A, the principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests. The objectives are based on the certain core principles, which we explain in greater detail in the CD&A section of this proxy statement.

At the Company’s 2014 Annual Meeting of Stockholders more than 99% of the votes cast (excluding abstentions and broker non-votes) were in favor of the non-binding proposal on executive compensation. The Compensation Committee considered this a favorable outcome from stockholders and believes it reflects an endorsement of our compensation policies and philosophy. At the 2015 Annual Meeting of Stockholders, we will again hold an advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our stockholders to indicate their support for our named executive officers compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our fiscal year 2014 executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Swift Transportation Company approve, on an advisory basis, the compensation paid to the named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, the Committee will carefully review the results of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE

FOR

PROPOSAL TWO

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited Swift’s annual financial statements for the fiscal year ended December 31, 2014. The Audit Committee has appointed KPMG LLP to be Swift’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The stockholders are asked to ratify this appointment at the Annual Meeting. Representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. The Audit Committee preapproves all audit services and non-audit services to be provided to Swift by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee or a delegated member thereof.

Each audit or non-audit service that is approved by the Audit Committee will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of Swift authorized by the Audit Committee to sign on behalf of Swift.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required For Ratification

The Audit Committee is responsible for selecting Swift’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint KPMG LLP as Swift’s independent registered public accounting firm for fiscal year 2015. The Board believes, however, that submitting the appointment of KPMG LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE

FOR

PROPOSAL THREE

AUDIT COMMITTEE REPORT

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, is composed of Richard H. Dozer, (Chairman), David Vander Ploeg, Glenn Brown and José A. Cárdenas. The Board has determined that all members of the Audit Committee satisfy the independence listing standards of the NYSE and the SEC requirements and possess the requisite knowledge in financial matters to sit as a member of the Audit Committee. The Board has also made the determination that Mr. Dozer has the attributes of an audit committee financial expert as defined by SEC requirements. Information about Mr. Dozer’s past business and educational experience is included in his biography in this proxy statement under the caption Proposal No. 1: Election of Directors.

The Audit Committee assists the Board in its oversight of Swift’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available at www.swifttrans.com.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. Swift’s independent registered public accounting firm is responsible for performing an audit of Swift’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of Swift’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2014, including a discussion of, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•	the adequacy and effectiveness of Swift’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting.

The Audit Committee also discussed with the CEO, CFO and Principal Accounting Officer of Swift their respective certifications with respect to Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Audit Committee discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended December 31, 2014, the firm’s judgments as to the acceptability and quality of Swift’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with Swift’s internal audit department and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Swift’s internal controls and the overall quality of Swift’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from KPMG LLP dated February 20, 2015, with respect to the consolidated financial statements of Swift as of and for the fiscal year ended December 31, 2014, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Audit Committee regularly reviewed with General Counsel and internal audit any complaints received pursuant to the Company’s Whistleblower Policy (the “Policy”) and is responsible for overseeing compliance with the Policy and any investigations that were conducted with respect thereto.

This report is submitted by the Audit Committee.

Richard H. Dozer — Chairman

David Vander Ploeg

Glenn Brown

José A. Cárdenas

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

AUDIT AND NON AUDIT FEES

Audit Fees

The aggregate fees billed to Swift by KPMG LLP for 2014 and 2013 for professional services rendered for the audit of Swift’s annual financial statements for fiscal years 2014 and 2013 and the reviews of the financial statements included in Swift’s quarterly reports were $ 1,723,000 and $1,828,200 respectively.

Audit Related Fees

There were no audit related fees in 2014 or 2013.

Tax Fees

The aggregate fees billed to Swift by KPMG LLP in 2014 and 2013 for professional services rendered for tax compliance, tax advice, and tax planning were $ 133,567 and $211,495 respectively.

All Other Fees

Swift was not billed by KPMG, LLP in 2014 and 2013 for any products and services provided, other than the services reported in the preceding two paragraphs.

Pre-Approval Policy for Audit and Non Audit Fees

All audit and non-audit services performed by our independent auditors are pre-approved by the Audit Committee. The respective approving parties concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee may delegate preapproval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 4:

STOCKHOLDER PROPOSAL REGARDING DEVELOPMENT OF A RECAPITALIZATION PLAN

The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, NW, Washington, DC 20001, which represents that it owns 325 shares of the Company’s common stock, has notified the Company that the following resolution is to be presented at the Annual Meeting:

RESOLVED, that stockholders of Swift Transportation Company (the “Company” or “Swift”) request that the Board of Directors retain an investment banker to develop a plan for recapitalization to result in one vote per share for all outstanding common stock.

Supporting Statement:

Swift’s dual class stock structure provides majority voting control for CEO Jerry Moyes who, along with certain family trust and affiliates (“Moyes and Affiliates”), holds a minority of outstanding shares.

According to Swift’s 2014 proxy, the Company had 141,183,463 shares of common stock outstanding. Holders of the 88,741,525 shares of Class A common stock, 63% of the Company’s equity base, have one vote per share, while holders of the 52,441,938 shares of non-trading Class B common stock have two votes per share. Moyes and Affiliates own 39.4% of the common stock (including all Class B shares and 3.5% of Class A shares) yet enjoy 55.8% voting power.

A 2008 study by Harvard’s Paul Gompers et al (http://bit.ly/lauJyg0) found that dual-class structures with disparate voting rights were correlated with lower firm value and cautioned that a majority owner “can rationally choose to sacrifice some firm value in order to maintain private benefits of control.”

Swift’s 2014 Annual Report (10-K) acknowledged that the dual-class structure, “may adversely affect the trading price for our Class A common stock” and that Moyes and his Affiliates “can exert significant influence over our management and affairs and matters requiring stockholder approval….”

Swift’s 2014 proxy disclosed that Moyes and Affiliates pledged approximately 8.9 million or 16% of shares owned for margin loans.

In addition, in 2013, Moyes and certain related parties refinanced a 3-year term loan made in conjunction with the Company’s IPO in which the number of Class B shares pledged increased from 23.8 million to 25.9 million. Together with the 8.9 million shares pledged for margin loans, Moyes and Associates have pledged 63% of total holdings or 25% of outstanding common stock. Swift’s trading policy only limits the number of shares that can be pledged for margin loans and therefore does not adequately protect public shareholders from the material risk posed by this level of pledging.

Swift’s 2014 10-K also disclosed millions of dollars in board-approved, related-party transactions between Swift and Moyes-Controlled entities.

In 2013, this proposal received 79.2 percent support by voting shareholders of Swift’s Class A (publicly traded) shares representing more than 60 percent support for adoption by holders of all Swift’s publicly traded stock.

We urge the Board to protect the interests of the majority of its shareholders by retaining an investment banking firm to make appropriate recommendations about methods to move towards creating a single class of common stock.

THE BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

The Board believes that retaining the dual class capital structure is in the best interest of the Company and its stockholders and unanimously recommends that stockholders vote AGAINST this proposal for the following reasons:

The Company’s current capital structure, with both Class A common stock and Class B common stock outstanding, has been in place since the Company’s initial public offering in 2010. Accordingly, each stockholder purchasing shares of the Company’s Class A common stock has had notice of this capital structure, and we believe many stockholders are attracted to the stock because of the long-term stability the Class B stockholders provide to the Company. We note that some of the most successful IPOs in recent years (e.g., Zynga, Groupon, LinkedIn) have a dual class voting structure because it is generally recognized that founding stockholders bring a unique long-term perspective to company performance.

In addition, the Board believes that the dual class capital structure promotes stability and continuity in the leadership and management of the Company, which allows the Company to focus on long-term objectives. In the face of difficult challenges, management of companies with a single class of stock can become singularly focused on maximizing short-term value and performance at the expense of long-range planning in an effort to justify its business plans. The Board believes that the dual class capital structure reduces the risk of disruption in the continuity of the Company’s current operational policies and strategy by allowing management to pursue strategies that we believe will enhance the long-term profitability of the Company. Mr. Moyes’ involvement with the Company has greatly benefited all stockholders and the long history of the Moyes family’s involvement in the Company has been one of its greatest strengths.

The Board also believes that the dual class capital structure enhances the Company’s ability to attract and retain highly qualified key employees. The Company’s ability to issue Class A common stock-based equity awards increases its flexibility in structuring compensation plans so that management and key employees can participate in the growth of the Company.

Finally, the Company has a well-developed governance structure that demonstrates the Board’s commitment to fostering independence, avoiding conflicts of interest and providing for strong and independent oversight of the Company’s business. Even though the Company qualifies as a “controlled company” within the meaning of the corporate governance listing standards of the NYSE, consistent with the Company’s goal to implement strong corporate governance standards, the Company does not elect to be treated as a “controlled company” under the rules of the NYSE. Accordingly, all but two of our directors are fully independent under the NYSE standards and only independent directors serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All directors are elected annually by a majority of votes cast in uncontested director elections and are required to act in the best interests of all stockholders, in accordance with their fiduciary duties under Delaware law. In addition, the Board requires the separation of the offices of the Chairman of the Board and the CEO and, so long as the CEO is a permitted holder or an affiliated person (as defined in our certificate of incorporation), the Chairman of the Board also must be an independent director. The Company also has in place a written policy regarding the review and approval of all transactions between the Company and any of our executive officers, directors and their affiliates, which policy may only be amended by an affirmative vote of a majority of our independent directors, including the affirmative vote of the independent Chairman of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE

AGAINST

THE STOCKHOLDER PROPOSAL REGARDING DEVELOPMENT OF A

RECAPITALIZATION PLAN

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2014 and through the date of this filing all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act, except for the late filing of a Form 3 for Jon Isaacson that was filed on March 21, 2014 that should have been filed no later than August 6, 2013, for Jon Isaacson (no holdings reported).

OTHER MATTERS

We are not aware of any other matters to be conducted at the meeting. The Company’s By-laws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting, including the nomination of directors. The deadline for this notice has passed and we did not receive any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement, the proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Swift Transportation Company, 2200 South 75th Avenue, Phoenix, Arizona 85043.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2016 annual meeting of stockholders must be received by the Company no later than December 3, 2015 to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. If any stockholder intends to present a proposal at the 2015 annual meeting of stockholders without inclusion of such proposal in our proxy materials, including director nominations, we must receive notice of such proposal no earlier than January 9, 2016 and no later than February 8, 2016. Any notice received prior to January 9, 2016 or after February 8, 2016 is untimely. Proposals must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company’s By-laws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. Proposals should be addressed to Swift Transportation Company, Attention: Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the

Compensation Discussion and Analysis section of this proxy statement regarding future actions and benefits relating to our executive compensation programs and our intention to not elect to be treated as a controlled company under NYSE rules. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our annual report on Form 10-K (accompanying this report), and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the Directors listed below:

1. Election of directors:	01 Jerry Moyes 04 Glenn Brown 02 Richard H. Dozer 05 José A. Cárdenas 03 David Vander Ploeg 06 William F. Riley III	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò    Please fold here – Do not separate     ò

The Board of Directors recommends a vote FOR Proposal 2:
2. Advisory vote to approve the compensation of Swift’s named executive officers.	☐	For	☐	Against	☐	Abstain
The Board of Directors recommends a vote FOR Proposal 3:
3. Advisory vote to ratify the appointment of KPMG LLP as Swift’s independent public accountants for fiscal 2015.	☐	For	☐	Against	☐	Abstain
The Board of Directors recommends a vote AGAINST Proposal 4:
4. Shareholder proposal to develop a recapitalization plan.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SWIFT TRANSPORTATION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 8, 2015

9:00 a.m. Local Time

Swift Corporate Offices

2200 S. 75th Ave.

Phoenix, AZ 85043

Swift Transportation Company 2200 S. 75th Ave. Phoenix, AZ 85043	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 8, 2015.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the election of the director nominees in proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4.

By signing the proxy, you revoke all prior proxies and appoint Richard Stocking and Virginia Henkels, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/swft Use the Internet to vote your proxy until 11:59 p.m. (MST) on May 7, 2015.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (MST) on May 7, 2015.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.